EXHIBIT 1.1
Dated 16 July 2009
INFINEON TECHNOLOGIES AG
and
CREDIT SUISSE SECURITIES (EUROPE) LIMITED
and
DEUTSCHE BANK AG
and
MERRILL LYNCH INTERNATIONAL
and
CITIGROUP GLOBAL MARKETS LIMITED
UNDERWRITING AGREEMENT
Linklaters
Mainzer Landstraße 16

60325 Frankfurt am Main

Telephone (49-69) 71003-0

Facsimile (49-69) 71003-333
Ref: HHR/MDN/FWH/MEC
Linklaters LLP

i

ii

This Underwriting Agreement has been entered into on 16 July 2009 (the “Executive Date”) between:
(1)	INFINEON TECHNOLOGIES AG, Am Campeon 1-12, 85579 Neubiberg, Germany (the “Company”);

(2)	CREDIT SUISSE SECURITIES (EUROPE) LIMITED, One Cabot Square, London E14 4QJ, United Kingdom (“Credit Suisse”);

(3)	DEUTSCHE BANK AG, Große Gallusstr. 10-14, 60311 Frankfurt am Main, Germany (“Deutsche Bank”);

(4)	MERRILL LYNCH INTERNATIONAL, Merrill Lynch Financial Centre, 2 King Edward Street, London EC1A 1HQ, United Kingdom, (“Merrill Lynch”, and, together with Credit Suisse and Deutsche Bank acting as Joint Bookrunners, the “Joint Bookrunners”); and

(5)	CITIGROUP GLOBAL MARKETS LIMITED, Citigroup Centre Canada, Square Canary Wharf, London E14 5LB, United Kingdom, (“Citi”, together with Credit Suisse, Deutsche Bank and Merrill Lynch acting as Joint Lead Managers, the “Joint Lead Managers”, and each an “Underwriter”).
Definitions
“Action” is defined as used in Section 8.2.
“ADSs” is defined as used in Recital (B).
“AktG” is defined as used in Recital (B).
“Amendment Event” is defined as used in Section 6.15.
“Annual Financial Statements” is defined as used in Section 5.12.4.
“Articles of Association” is defined as used in Recital (A).
“Authorisations” is defined as used in Section 5.8.
“Authorised Capital” is defined as used in Recital (B).
“Authorised Capital 2007” is defined as used in Recital (B).
“Authorised Capital 2009/II” is defined as used in Recital (B).
“BAC” is defined as used in Section 12.4.
“BaFin” is defined as used in Recital (L).
“Base Fee” is defined as used in Section 9.1.
“Business Day” is defined as used in Section 18.2.
“Business” is defined as used in Section 5.11.1.
“Capital Increase” is defined as used in Recital (B).
“Capped Adviser” is defined as used in Section 8.4.
“Citi” is defined as used above.
“Clearstream Frankfurt” is defined as used in Section 1.3.4.

“Closing Date” is defined as used in Section 2.2.
“Code” is defined as used in Section 5.30.
“Commercial Register” is defined as used in Recital (A).
“Commission” is defined as used in Recital (K).
“Company’s Account” is defined as used in Section 2.2.
“Company” is defined as used above.
“Corporate Documents” is defined as used in Section 5.7.
“Credit Suisse” is defined as used above.
“Depositary” is defined as used in Recital (B).
“Deutsche Bank” is defined as used above.
“Discretionary Fee” is defined as used in Section 9.2.
“EDGAR” is defined as used in Recital (K).
“Environmental Laws” is defined as used in Section 5.28.1.
“ERISA” is defined as used in Section 5.30.
“ERISA Affiliate” is defined as used in Section 5.30.
“EU Regulation 809/2004” is defined as used in Section 5.2.7.
“Exchange Act” is defined as used in Recital (L).
“Execution Time” is defined as used above.
“Existing Shares” is defined as used in Recital (A).
“FCPA” is defined as used in Section 5.40.
“Final Offering Documents” is defined as used in Recital (M).
“Financial Statements” is defined as used in Section 5.12.5.
“Foreign Proceedings” is defined as used in Section 17.3.
“Foreign Jurisdiction” is defined as used in Section 17.3.
“FSMA” is defined as used in Section 7.2.
“German GAAP” is defined as used in Section 5.12.5.
“German GAAP Financial Statements” is defined as used in Section 5.12.5.
“German Offering” is defined as used in Recital (I).
“German Prospectus” is defined as used in Recital (J).
“German Prospectus Supplement” is defined as used in Recital (J).
“Germany” is defined as used in Recital (A).
“Global Share Certificate” is defined as used in Section 1.3.4.
“Governmental Authorisation” is defined as used in Section 5.20.3.

“Governmental Authority” is defined as used in Section 5.20.3.
“Group” is defined as used in Section 5.5.
“IDEA” is defined as used in Recital (K).
“IFRS” is defined as used in Section 5.12.1.
“Incorporated Documents” is defined as used in Section 5.1.7.
“Indemnified Party” is defined as used in Section 8.1.
“Initial Sale Time” is defined as used in Recital (K).
“Intellectual Property” is defined as used in Section 5.21.
“Interim Financial Statements” is defined as used in Section 5.12.2.
“Investment Agreement” is defined as used in Recital (D).
“Investor Capital Increase Account” is defined as used in Section 1.2.1.
“Issue Price” is defined as used in Recital (B).
“Issuer Free Writing Prospectus” is defined as used in Recital (M).
“Joint Bookrunners” is defined as used above.
“KPMG” is defined as used in Section 5.12.1.
“Loss” is defined as used in Section 8.1
“Material Adverse Effect” is defined as used in Section 5.11.3.
“Maximum Investment Amount“ is defined as used in Recital (D).
“Merrill Lynch” is defined as used above.
“Minimum Threshold” is defined as used in Recital (D).
“Money Laundering Laws” is defined as used in Section 5.41.
“New ADSs” is defined as used in Recital (B).
“New Shares” is defined as used in Recital (B).
“Non-Subscribed Shares” is defined as used in Recital (I).
“OFAC” is defined as used in Section 5.42.
“Offering” is defined as used in Recital (I).
“Officers’ Certificate” is defined as used in Section 10.1.1 (i).
“Offering Documents” is defined as used in Recital (M).
“Permitted Free Writing Prospectus” is defined as used in Section 6.11.
“Preliminary Offering Documents” is defined as used in Recital (M).
“Preliminary Q3 Financial Information” is defined as used in Section 5.12.3.
“Private Equity Investor” is defined as used in Recital (C + D).

“Private Equity Investor Aggregate Subscription Price” is defined as used in Section 1.2.1
“Private Equity Investor Bank Certificate” is defined as used in Section 1.2.2.
“Private Equity Investor Capital Increase Account” is defined as used in Section 1.2.1.
“Private Equity Investor Settlement Date” is defined as used in Recital (F).
“Private Equity Investor Subscription Certificate” is defined as used in Recital (E)
“Private Equity Investor Subscription Date” is defined as used in Section 1.2.1.
“Private Equity Offering” is defined as used in Recital (I).
“Prospectus Delivery Period” is defined as used in Section 6.2.
“Q2 Interim Financial Statements” is defined as used in Section 5.12.1.
“Q3 Interim Financial Statements” is defined as used in Section 5.12.2.
“Quarterly 6-K” is defined as used in Recital (K).
“Registration Statement” is defined as used in Recital (K).
“Regulation S” is defined as used in Recital (I).
“Relevant Documents” is defined as used in Recital (M).
“Relevant Implementation Date” is defined as used in Section 7.1.
“Relevant Member State” is defined as used in Section 7.1.
“Representation Date” is defined as used in Section 5.
“Rights Offering” is defined as used in Recital (E).
“Sanctions” is defined as used in Section 5.42.
“Sarbanes-Oxley Act” is defined as used in Section 5.16.
“Securities” is defined as used in Recital (B).
“Securities Act” is defined as used in Recital (I).
“Settlement Agent” is defined as used in Recital (H).
“Stabilisation Manager” is defined as used in Recital (H).
“Subscribed Shares” is defined as used in Recital (I).
“Subscription Certificates” is defined as used in Section 1.3.1.
“Subscription Date” is defined as used in Recital (C).
“Subscription Price” is defined as used in Recital (N).
“Subscription Rights” is defined as used in Recital (B).
“Subsidiary” is defined as used in Section 5.5.
Time of Sale Information” is defined as used in Recital (M).
“Underwriters” is defined as used above.
“Underwriters Aggregate Issue Price” is defined as used in Section 1.1.1.

“Underwriters Bank Certificate(s)” is defined as used in Section 1.1.2.
“Underwriters Capital Increase Account” is defined as used in Section 1.1.1.
“Underwriters Excess Proceeds Amount” is defined as used in Section 2.2.
“Underwriter Subscription Certificate 1” is defined as used in Recital (B).
“Underwriter Subscription Certificate 2” is defined as used in Recital (B).
“Underwriter Subscription Certificates” is defined as used in Recital (B).
“US GAAP” is defined as used in Section 5.12.4.
“US Offering” is defined as used in Recital (I)
“US Prospectus” is defined as used in Recital (G).
“VAT” is defined as used in Section 9.6.
Recitals:
(A)	The Company is a stock corporation (Aktiengesellschaft) incorporated under the laws of the Federal Republic of Germany (“Germany”) and registered under the number HRB 126492 and the name Infineon Technologies AG in the commercial register of the Local Court in Munich (the “Commercial Register”). As of the signing hereof, the share capital of the Company as registered in the Commercial Register amounts to Euro 1,499,484,170. Pursuant to Section 4 (1) of the Company’s articles of association (the “Articles of Association”), as registered in the Commercial Register, the share capital of the Company consists of 749,742,085 ordinary registered shares with no par value and a pro rata amount of the share capital attributable to each ordinary registered share of Euro 2.00 (the “Existing Shares”). The Existing Shares have been validly authorised and issued, are fully paid and with full dividend entitlement from and including the fiscal year beginning 1 October 2008.

(B)	The shareholders’ meeting of the Company held on 15 February 2007 and 12 February 2009, respectively, resolved, inter alia, to authorise share capital in the amount of Euro 224,000,000 (the “Authorised Capital 2007”) and Euro 450,000,000 (the “Authorised Capital 2009/II” and together with the Authorised Capital 2007, the “Authorised Capital”), respectively. The Authorized Capital 2009/I was resolved on as “Authorized Capital 2009/II” in the shareholders’ meeting of the Company of February 12, 2009 but – upon the basis of a resolution by the Company’s Supervisory Board’s executive committee — registered in the commercial register as “Authorized Capital 2009/I” because the original resolution on an “Authorized Capital 2009/I” was rejected by the shareholders’ meeting of the Company. Pursuant to Section 4 (2) of the Articles of Association, on 9 July 2009 the management board (Vorstand) of the Company, with the approval of the supervisory board (Aufsichtsrat), has resolved to increase the existing share capital of the Company in one or several tranches from Euro 1,499,484,170 by up to Euro 674,000,000 to up to Euro 2,173,484,170 against cash contributions (the “Capital Increase”), by issuing up to 337,000,000 new ordinary registered shares with no par value and a pro rata amount of the share capital attributable to each ordinary registered share of Euro 2.00 with full dividend entitlement as of the fiscal year beginning 1 October 2008 (the “New Shares”). The Underwriters shall, at the minimum issue price (geringsten Ausgabebetrag) of Euro 2.00 (the “Issue Price”) by means of an indirect subscription rights offering

(mittelbares Bezugsrecht) be admitted for subscription to the New Shares pursuant to Section 186 (5) German Stock Corporation Act (Aktiengesetz) (“AktG”) with an obligation to offer at the Subscription Price (as defined below) the New Shares to the Company’s existing shareholders, including the custodian of Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), on behalf of the holders of American Depositary Shares (“ADSs”), in a rights offering granting subscription rights (the “Subscription Rights” and, together with the New Shares and the New ADSs, the “Securities”) at a ratio of 4 New Shares per 9 Existing Shares at the Subscription Price. The Depositary will offer holders of ADSs the opportunity to subscribe for new ADSs (the “New ADSs”) at a ratio of 4 New ADSs per 9 existing ADSs. Deutsche Bank and Credit Suisse, respectively, each representing (vertreten) the Underwriters, will subscribe any New Shares placed in the Rights Offering by means of two subscription certificates (Zeichnungsschein) (“Underwriter Subscription Certificate 1” and “Underwriter Subscription Certificate 2” and together with the Underwriter Subscription Certificate 1, the “Underwriter Subscription Certificates”))

(C)	Subject to the terms and conditions of this Agreement, Deutsche Bank and Credit Suisse, representing (vertreten) the Underwriters, intend to subscribe for the New Shares subscribed by the Underwriters at the Issue Price on or around 5 August 2009 (the “Subscription Date”), resulting in pro rata ownership of title in the New Shares for each Underwriter in the percentage set forth in Schedule 1, and the Underwriters intend to offer such New Shares to the Company’s existing shareholders pursuant to an indirect subscription rights offering pursuant to Section 186 (5) AktG. The final number of New Shares will be determined by the parties hereto depending on the number of the New Shares subscribed by existing shareholders and Admiral Participations (Luxembourg) S.à.r.l. (the “Private Equity Investor”).

(D)	The Company has entered into an investment agreement (the “Investment Agreement”) with the Private Equity Investor providing, that the Private Equity Investor shall subscribe for all Non-Subscribed Shares but not more than the Maximum Investment Amount (as defined below), subject to the Minimum Threshold (as defined below) being met. The maximum number of Non-Subscribed Shares (together with New Shares stemming from the lawful exercise of any Subscription Rights acquired by the Private Equity Investor) that may be subscribed for by the Private Equity Investor corresponds to the number of Non-Subscribed Shares that would represent 30 percent minus one share in the Company’s share capital and voting rights post execution of the Offering (the “Maximum Investment Amount”). The Private Equity Investor may, but is not required to, subscribe for Non-Subscribed Shares if the number of the Non-Subscribed Shares available (together with New Shares stemming from the lawful exercise of any Subscription Rights subscribed for by the Private Equity Investor) does not allow for the establishment of a participation of the Private Equity Investor in the equity capital and voting rights in the Company of at least 15 percent post execution of the Offering (the “Minimum Threshold”).

(E)	If the Private Equity Offering (as defined below) is executed because the Private Equity Investor is required or chooses to do so, the Private Equity Investor is obligated under the Investment Agreement to subscribe at the Subscription Price (as defined below) for all Non-Subscribed Shares pursuant to the Investment Agreement by duly executing a subscription certificate (Zeichnungsschein) (the “Private Equity Investor Subscription Certificate”).

(F)	According to the Investment Agreement, the Private Equity Investor is obliged to pay to the Company the Subscription Price (as defined below) for the amount of New Shares subscribed for by the Private Equity Investor under certain conditions precedent as set forth under the Investment Agreement (the “Private Equity Investor Settlement Date”).

(G)	The New Shares subscribed for by the Private Equity Investor shall be delivered pursuant to the Investment Agreement to the Private Equity Investor on the Closing Date (as defined below) at the instruction of the Private Equity Investor, by book-entry transfers in Clearstream Frankfurt to securities accounts at Clearstream Frankfurt as specified by the Private Equity Investor.

(H)	There shall be no stabilisation by the Underwriters.

(I)	The Capital Increase as set forth under (B) shall be accomplished by an offering of the New Shares to the existing shareholders of the Company pursuant to their statutory subscription rights (the “German Offering”), in certain other countries outside the United States, Canada and Japan in reliance on Regulation S (“Regulation S”) under the US Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, “Securities Act”) and within the United States in a public offering pursuant to the Securities Act (the “US Offering” and, together with the German Offering, the “Rights Offering”), in each case to the existing shareholders of the Company only, and the New Shares for which the subscription rights have been exercised by existing shareholders of the Company in the Rights Offering are referred to herein as the “Subscribed Shares”). Any New Shares for which Subscription Rights by existing shareholders of the Company have not been exercised within the subscription period (Bezugsfrist) including any fractional shares (Spitzenbeträge) (the “Non-Subscribed Shares”) shall exclusively be allocated to the Private Equity Investor pursuant to the Investment Agreement (the “Private Equity Offering” and together with the Rights Offering, the “Offering”) if the conditions set forth in the Investment Agreement and Commitment Agreement are fulfilled, and failing which shall not be allocated at all. The Rights Offering will also comprise a public offer in Luxembourg and, accordingly, the German Prospectus (as defined below) will be notified to the competent authority in Luxembourg.

(J)	The Company has prepared a German securities prospectus (Wertpapierprospekt) in the English language with a German language summary (the “German Prospectus”) relating to the New Shares to be offered in the Offering which is expected to be approved (gebilligt) on 16 July 2009 by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) (“BaFin”) and notified to the Luxembourg Commission de Surveillance du Secteur Financier (CSSF) and will prepare a supplement (Nachtrag) to the securities prospectus with respect to the unaudited interim consolidated financial information as at and for the nine month periods ended 30 June 2009 and 2008, respectively, and the related MD&A disclosure (the “German Prospectus Supplement”) to be approved (gebilligt) on or about 29 July 2009. The admission of the New Shares to trading on the Regulated Market (regulierter Markt) as well as to the sub-sector of the Regulated Market with further post-admission disclosure obligations (Prime Standard) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) will be effected on the basis of the German Prospectus.
(K)	The Company has prepared and will file with the US Securities and Exchange Commission (the “Commission”) an automatically effective registration statement on Form F-3 , which contains the prospectus (the “US Prospectus”) to be used in connection with the public offering and sale of the Securities under the Securities Act and with the offering thereof in accordance with Rule 415 under the Securities Act (such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, as it may be amended, the “Registration Statement”). Any reference herein to the Registration Statement or the US Prospectus shall be deemed to refer to and include the documents that are incorporated by reference therein from time to time pursuant to Item 6 of
Form F-3 under the Securities Act prior to 5:00p.m. New York time on 3 August 2009 (the “Initial Sale Time”), including, without limitation, a Current Report on Form 6-K containing substantially the same information as the German Prospectus Supplement, to be filed with the Commission on or about the date of the German Prospectus Supplement (the “Quarterly
6-K”). All references in this Agreement to the Registration Statement, the US Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) or pursuant to its Interactive Data Electronic Applications (“IDEA”).
(L)	All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement or the US Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or the US Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement or the US Prospectus shall be deemed to include the filing of any document under the US Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is incorporated by reference in the Registration Statement or the US Prospectus, as the case may be, after the Initial Sale Time and prior to the Closing Date.

(M)	The German Prospectus and the US Prospectus in the form contained in the Registration Statement at the time of the effectiveness thereof are referred to herein as the “Preliminary Offering Documents”; the German Prospectus together with the German Prospectus Supplement and other supplements thereto, if any, and the US Prospectus are referred to herein as the “Final Offering Documents”; and the Preliminary Offering Documents and the Final Offering Documents are referred to herein as the “Offering Documents”. The US Prospectus together with any issuer free writing prospectuses as defined in Rule 433 of the Securities Act and any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Information (each issuer free writing prospectus so identified or so agreed to be treated, an “Issuer Free Writing Prospectus”) are, together, referred to herein as the “Time of Sale Information”. The Time of Sale Information and the Offering Documents, together with any Issuer Free Writing Prospectus and any explanatory documents that may accompany the Offering Documents, presentation materials, press announcements and any other documents, announcements or other communications issued in connection with the Offering and expressly authorized for such purpose by the Company, are referred to herein as the “Relevant Documents”.

(N)	The subscription price for the ordinary registered shares shall be Euro 2.15 per New Share (the “Subscription Price”) and the subscription period for the ordinary registered shares shall commence on 20 July 2009 and end on 3 August 2009. The Company will not establish a trading of the Subscription Rights in the regulated market (börslicher Bezugsrechtshandel) of any German stock exchange. The publication of the Rights Offer (Bezugsangebot) is expected to occur on 17 July 2009. The execution of the Capital

Increase (Durchführung der Kapitalerhöhung) is expected to be registered in the Commercial Register on 6 August 2009.
(O)	Application has been made for admission of the New Shares to the Regulated Market (regulierter Markt) as well as to the sub-sector of the Regulated Market with further post-admission disclosure obligations (Prime Standard) of the Frankfurt Stock Exchange. It is expected that the admission will be granted on 5 August 2009. Commencement of trading of the New Shares is expected to occur on 6 August 2009.

(P)	It is the common understanding of the parties hereto that the structure of the underwriting as outlined above shall not trigger a mandatory takeover offer obligation of any of the Underwriters pursuant to the German Takeover Act (Wertpapiererwerbs- und Übernahmegesetz).

1	Subscription and Underwriting with respect to the New Shares

1.1	Subscription of New Shares by the Underwriters and Payment of Underwriter Aggregate Issue Price
1.1.1	Subject to the conditions set out in Section 10 hereto, Deutsche Bank and Credit Suisse, each representing (vertreten) the Underwriters, agree to subscribe for up to 333,218,706 New Shares from the Rights Offering at the Issue Price. The final number of New Shares will be determined by the parties hereto on or about 3 August 2009, depending on the number of New Shares subscribed for by existing shareholders (including the Depositary’s custodian) and will be specified in the Underwriters Subscription Certificates. Deutsche Bank, representing (vertreten) the Underwriters, will pay to the Company the Issue Price for each of the New Shares subscribed by the Underwriters by crediting with value as of the Subscription Date an amount equal to the Issue Price multiplied by the number of New Shares subscribed by the Underwriters (the “Underwriters Aggregate Issue Price”) into a special account opened at Deutsche Bank in the name of the Company and entitled “Infineon Technologies AG — Sonderkonto Kapitalerhöhung 2009 wegen Konsortialbanken” (the “Underwriters Capital Increase Account”). The Underwriter Capital Increase Account shall be non-interest bearing and free of charges.

1.1.2	For the purpose of registering the execution of the Capital Increase in the Commercial Register, Deutsche Bank and Credit Suisse, representing (vertreten) the Underwriters, shall, subject to the conditions stated herein, execute and deliver to the Company on the Subscription Date the Underwriters Subscription Certificates duly signed in duplicate form pursuant to § 185 AktG for the final number of the New Shares subscribed by the Underwriters, which Underwriters Subscription Certificate will, in accordance with its terms, expire at 24.00 p.m. (CEST) on 6 August 2009. On 5 August 2009, Deutsche Bank shall, on behalf of the Underwriters, effect payment of the Underwriters Aggregate Issue Price, as payment pursuant to § 36a (1) AktG, to the Underwriters Capital Increase Account. Upon crediting the Underwriters Aggregate Issue Price, Deutsche Bank shall cause delivery to the Company of the certificates (the “Underwriters Bank Certificate(s)”) confirming such credit (§§ 203 (1), 188 (2), 36 (2), 36a (1) and 37 (1) AktG) at the latest on 7.15 p.m. (CEST) on 5 August 2009.

1.2	Subscription of New Shares by the Private Equity Investor and Payment of Private Equity Investor Aggregate Subscription Price
1.2.1	Under and subject to the conditions set out in the Investment Agreement, the Private Equity Investor has agreed to subscribe for and the parties hereto are in agreement that the Private Equity Investor shall be allotted all
Non-Subscribed Shares but not more than the Maximum Investment Amount subject to the Minimum Threshold being met. The Private Equity Investor may, but is not required to, subscribe for Non-Subscribed Shares if the number of the
Non-Subscribed Shares available (together with any Subscription Rights acquired by the Private Equity Investor) does not allow for the establishment of the Minimum Threshold). The final number of New Shares will be determined by the Private Equity Investor with the Company and the Joint Bookrunners on the basis of the Private Equity Investor’s obligations under the Investment Agreement on or about 4 August 2009 and will be specified in the Private Equity Investor Subscription Certificate signed by the Private Equity Investor. The Private Equity Investor intends to subscribe for the Non-Subscribed Shares at the Subscription Price no later than on the date set forth under the Investment Agreement (the “Private Equity Investor Subscription Date”) and will pay to the Company the Subscription Price for each of the Non-Subscribed Shares subscribed for by the Private Equity Investor by crediting with value as of the date set forth in this Investment Agreement an amount equal to the Subscription Price multiplied by the number of Non-Subscribed Shares subscribed by the Private Equity Investor (the “Private Equity Investor Aggregate Subscription Price”, together with the Underwriters Aggregate Issue Price, the “Aggregate Issue Prices”) into a special account opened at Deutsche Bank in the name of the Company and entitled “Infineon Technologies AG — Sonderkonto Kapitalerhöhung 2009 wegen Private Equity Investor” (the “Private Equity Investor Capital Increase Account”). The Private Equity Investor Capital Increase Account shall be non-interest bearing and free of charges.

1.2.2	For the purpose of registering the execution of the Capital Increase in the Commercial Register, the Private Equity Investor shall, subject to the conditions stated in the Investment Agreement, execute and deliver to the Company on the Private Equity Investor Subscription Date the Private Equity Investor Subscription Certificate duly signed by the Private Equity Investor in duplicate form pursuant to § 185 AktG for the final number of the New Shares subscribed by the Private Equity Investor, which Private Equity Investor Subscription Certificate will, in accordance with its terms, expire at the time and the date stipulated therein. On the date as set forth in the Investment Agreement, the Private Equity Investor shall effect payment of the Private Equity Investor Aggregate Subscription Price, as payment pursuant to § 36a (1) AktG, to the Private Equity Investor Capital Increase Account. Upon crediting the Private Equity Investor Aggregate Subscription Price, Deutsche Bank shall cause delivery to the Company of a certificate (the “Private Equity Investor Bank Certificate”) confirming such credit (§§ 203 (1), 188 (2), 36 (2), 36a (1) and 37 (1) AktG) as soon as reasonably practical thereafter.
1.3	Registration of Capital Increase
1.3.1	Promptly upon receipt of the Underwriters Subscription Certificate(s) and the Private Equity Investor Subscription Certificate(s) (together, the “Subscription Certificates”) and the Underwriters Bank Certificate and Private Equity Investor

Bank Certificate, the Company shall apply, through its notary, for the registration of the execution of the Capital Increase in the Commercial Register, it being understood that such applications may be filed at different times for the New Shares subscribed for by the Underwriters under the Rights Offering and the Non-Subscribed Shares acquired by the Private Equity Investor. Copies of all documents filed with the Commercial Register shall be promptly delivered to the Joint Bookrunners; it being understood that such application as regards the New Shares represented by the Private Equity Investor Subscription Certificate shall not be effected prior to the conditions precedent under the Investment Agreement having been met and in such case the following provisions of this Section 1.3 and of Section 4 shall apply accordingly as regards the delay of such application.
1.3.2	Promptly upon registration of the execution of the Capital Increase with respect to the New Shares subscribed by the Underwriters in the Commercial Register but not later than 6 August p.m. (CEST) on 24.00 2009, the Company shall by telefax or electronic mail, with the original copy to follow promptly by courier, furnish the Joint Bookrunners with a certified copy of the registration notice of the Commercial Register and a certified excerpt from the Commercial Register evidencing the registration of the execution of the Capital Increase.

1.3.3	If the registration of the execution of the Capital Increase in the Commercial Register has not been effected by 24.00 p.m. (CEST) on 6 August 2009, the Underwriters Subscription Certificate shall expire and Deutsche Bank, on behalf of the Underwriters, may obtain repayment of the Issue Price by cancelling the credit of the Underwriters Aggregate Issue Price to the Underwriters Capital Increase Account. In such event, the Joint Bookrunners, on behalf of the Underwriters, and the Company may agree that Deutsche Bank and Credit Suisse, on behalf of the Underwriters, shall submit new Subscription Certificates for the New Shares subscribed by the Underwriters (to expire in accordance with its terms on a date to be determined by the Company and the Joint Bookrunners, on behalf of the Underwriters) and effect a new credit of the Underwriters Aggregate Issue Price for the New Shares subscribed by the Underwriters to the Underwriters Capital Increase Account. If the Joint Bookrunners, on behalf of the Underwriters, and the Company have not agreed on the submission of new Subscription Certificates for the New Shares on or prior to 8 August 2009 (and for avoidance of doubt, there shall be no obligation to agree on the submission of new Underwriter Subscription Certificates), all obligations of the Underwriters to subscribe for and underwrite the New Shares shall terminate. In this event, the reimbursement obligation of the Company with respect to costs, charges and expenses incurred pursuant to Section 9 and the provisions set out in Section 8 shall remain in full force and effect.
1.3.4	Promptly upon registration of the execution of the Capital Increase in the Commercial Register but not later than 6.00 a.m. (CEST) on 7 August 2009, the Company shall deliver to Deutsche Bank one or more global share certificate(s) (each, a “Global Share Certificate”) representing the New Shares. Deutsche Bank shall deliver the Global Share Certificate(s) to Clearstream Banking AG, Frankfurt am Main (“Clearstream Frankfurt”) to enable transfer of the New Shares by way of book-entry, it being understood that the New Shares subscribed for by the Underwriters represented by the global share certificate(s) shall be initially credited to an account of the Settlement Agent at Clearstream Frankfurt for the account of the Underwriters and that the New Shares subscribed for by the Private Equity Investor represented by the global share certificate(s) shall be initially credited to an account of the Settlement Agent at Clearstream Frankfurt for the account of the Private Equity Investor.
1.3.5	The Underwriters are neither joint obligors (Gesamtschuldner) nor joint creditors (Gesamtgläubiger), and there shall be neither joint nor fractional co-ownership (weder Gesamthandseigentum noch Miteigentum nach Bruchteilen) among the Underwriters as a group with regard to the New Shares.
1.4	No Acting in Concert

Each of the Underwriters acknowledges and agrees that none of the Underwriters will act in concert with the other Underwriters in relation to the Company, including in particular the exercise of voting rights in relation to the New Shares.

2	Rights Offering, Sale of New Shares to Public; Delivery and Payment

2.1	Rights Offering. Subject to the conditions set forth in this Agreement, the Underwriters agree to offer the New Shares in the ratio of 9 (Existing Shares) to 4 (New Shares) by means of an indirect rights offering (mittelbares Bezugsrecht) outside the United States, Canada and Japan in reliance on Regulation S and in the United States (in the form of New Shares or New ADSs) to the Company’s existing shareholders or existing ADS holders, as the case may be, and persons acquiring Subscription Rights within the subscription period (Bezugsfrist) at the Subscription Price. The undertaking in the preceding sentence constitutes a contract for the benefit of the existing shareholders (Vertrag zugunsten Dritter) in the meaning of § 328 German Civil Code and grants the existing shareholders the right to receive an offer to purchase the New Shares from the Underwriters subject to the conditions set out in the subscription offer (Bezugsangebot). Neither the Company nor any of the Underwriters will establish a trading of the Subscription Rights in the regulated market (börslicher Bezugsrechtshandel) of a German stock exchange. The Underwriters and their respective affiliates will not, directly or indirectly, apply for, initiate or promote (other than publishing the Relevant Documents) any official or unofficial trading of Subscription Rights for the New Shares (for the avoidance of doubt, the Underwriters may, to the extent practical, but only until expiry of the subscription period (Bezugsfrist), upon receipt of unsolicited matching requests, act as an intermediary in the purchase and sale of Subscription Rights off the exchange), it being agreed that the Underwriters shall not be entitled to any compensation for any such matching or intermediary services from the Company. Even if the Private Equity Investor does not subscribe for or acquire any Non-Subscribed Shares or less than the minimum threshold requiring the Private Equity Investor to acquire Non-Subscribed Shares, any New Shares not subscribed for until the expiry of the Subscription Period by existing shareholders or other persons shall not be offered, marketed, allocated or issued to any person (other than the Private Equity Investor).
2.2	Payment for New Shares by Underwriters. The aggregate Euro amount to be paid by the Underwriters to the Company in respect of the New Shares subscribed by the Underwriters and subject to the conditions set forth in this Agreement and the delivery of the New Shares subscribed by the Underwriters pursuant to Sub-section 2.4 hereof shall equal the number of New Shares subscribed by the Underwriters multiplied by the Subscription Price, less the Underwriters Aggregate Issue Price for the New Shares subscribed by the Underwriters, commissions in respect of the New Shares subscribed by the Underwriters and the fees and expenses as set forth in Section 9 hereof (the

"Underwriters Excess Proceeds Amount”). The Underwriters Excess Proceeds Amount shall be paid by the Settlement Agent, on behalf of the Underwriters, for value at the closing date of the New Shares, which is expected to be on 7 August 2009 (the “Closing Date”), to the Company in Euros at ABN AMRO Bank N.V., Frankfurt am Main, Account Number 6713027008, IBAN DE49 5023 0400 6713 0270 08, BLZ 502 304 00, Swift Code ABNADEFFFRA (the “Company’s Account”). The Settlement Agent shall, together with the Excess Proceeds Amount, transfer the complete balance on the Capital Increase Account for value at the Closing Date to the Company’s Account.
2.3	Payment for New Shares by Private Equity Investor. The aggregate Euro amount to be paid by the Private Equity Investor to the Company in respect of the New Shares subscribed by the Private Equity Investor and subject to the conditions set forth in this Agreement and the delivery of the New Shares pursuant to Sub-section 2.6 hereof shall equal the number of New Shares subscribed by the Private Equity Investor multiplied by the Subscription Price, and shall be paid by the Private Equity Investor on the date as provided for in the Investment Agreement to the Company Account. The Settlement Agent shall, promptly after such amount has been paid to the Company, transfer the complete balance on the Private Equity Investor Capital Increase Account for value at such date to the Company’s Account. The commissions as set forth in Section 9 shall be paid by the Company separately.

2.4	Delivery of New Shares to Underwriters. All New Shares subscribed for by the Underwriters which are to be delivered pursuant to this Agreement on the Closing Date shall be delivered to or at the instruction of the Underwriters, by the Settlement Agent by book-entry transfers in Clearstream Frankfurt to securities accounts at Clearstream Frankfurt as specified by the Underwriters.

2.5	Delivery of New Shares to Private Equity Investor. All New Shares subscribed for by the Private Equity Investor which are to be delivered pursuant to the Investment Agreement on the date as provided for in the Investment Agreement shall be delivered at the instruction of the Private Equity Investor, free of payment, by the Settlement Agent by book-entry transfers in Clearstream Frankfurt to securities accounts at Clearstream Frankfurt as specified by the Private Equity Investor.

2.6	Share Certificate(s). With respect to co-ownership interests in the Global Share Certificate(s) delivered to Clearstream Frankfurt with respect to the New Shares subscribed by the Underwriters, it is understood and agreed by the parties hereto that co-ownership interests shall be acquired by each Underwriter upon registration of the Capital Increase in the Commercial Register equal to the percentage set out against their names in Schedule 1.

3	No Stabilisation

In connection with the Offering, no Underwriter shall effect transactions in any over-the-counter market or otherwise, with a view to stabilising the market price of the Company’s Shares at levels other than those which might otherwise prevail in the open market.

4	Admission to Trading
4.1	On 17 July 2009 or as soon as practical thereafter, respectively, Credit Suisse, on behalf of the Joint Bookrunners, will submit an application on behalf of the Company for admission of the New Shares subscribed by the Underwriters and of the New Shares subscribed by the Private Equity Investor, respectively, to trading on the Regulated Market (regulierter Markt) as well as to the sub-sector of the Regulated Market with further post-admission disclosure obligations (Prime Standard) of the Frankfurt Stock Exchange. In consideration of the prospective introduction (Einführung) of the New Shares, the Company has authorised by way of a power of attorney and hereby confirms such authorisation of Credit Suisse, inter alia, to sign the application form and to deliver such application form. The Company hereby agrees to duly sign and execute all such further documents, instruments and announcements that are required to effect the admission of the New Shares to trading.
4.2	The Company will furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to effect and maintain the listing of the New Shares on the Regulated Market (regulierter Markt) as well as in the sub-sector of the Regulated Market with further post-admission disclosure obligations (Prime Standard) of the Frankfurt Stock Exchange.

5	Representations and Warranties of the Company

Effective as of the Execution Time, the date of the Preliminary Offering Documents (and each only if different to the date hereof), the date of the Final Offering Documents, the Subscription Date, the Initial Sale Time and the Closing Date (each such date, a “Representation Date”), the Company represents and warrants to each of the Underwriters, by way of an independent guarantee irrespective of negligence (selbstständiges, verschuldensunabhängiges Garantieversprechen) as follows:

5.1	Representations and Warranties relating to the Registration Statement
5.1.1	The Company meets the requirements for use of Form F-3 under the Securities Act. The Registration Statement has become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

5.1.2	At the time of filing the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or in the form of a prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act and as of the Execution Time, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.
5.1.3	At the time of filing the Registration Statement and as of the Execution Time (with such date being used as the determination date for purposes of this Sub-section

5.1.3), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.
5.1.4	At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act.

5.1.5	The US Prospectus, at the time it was filed with the Commission, complied in all material respects with the Securities Act, and the US Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

5.1.6	Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Offering or until any earlier date that the Company notified or notifies the Joint Bookrunners as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the US Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the US Prospectus, the Company has promptly notified or will promptly notify the Joint Bookrunners and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.

5.1.7	The documents incorporated by reference in the Registration Statement and the US Prospectus (collectively, the “Incorporated Documents”), at the time they were or hereafter are filed with or submitted to the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

5.1.8	The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities in the United States other than the US Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Joint Bookrunners, or the Registration Statement.
5.2	Representations and Warranties relating to the Offering Documents and Relevant Documents
5.2.1	The German Prospectus including any supplements (Nachträge), as of their respective dates, comply and, if amended or supplemented, as of the date of such amendment or supplement, will comply with all applicable laws of Germany and all applicable rules and regulations of the relevant state, regulatory or stock exchange authority.
5.2.2	The German Prospectus, as of its date, does not and, if amended or supplemented, as of the date of such amendment or supplement, will not contain an untrue statement of, or omit to state, a fact which is material for the assessment of an investment in the Shares (enthält in Bezug auf für die Beurteilung der Wertpapiere wesentliche Umstände keine unrichtigen Angaben und ist in Bezug auf solche Angaben nicht unvollständig) within the meaning of § 13 of the German Securities Sales Prospectus Act (Verkaufsprospektgesetz), § 44 of the German Stock Exchange Act (Börsengesetz) and in compliance with the requirements set out in §§ 5 and 7 of the German Securities Prospectus Act (Wertpapierprospektgesetz)).
5.2.3	Any opinions (Aussagen) and beliefs (Ansichten) or any forward looking statements of the Company contained in the Relevant Documents are made in good faith after due and careful consideration and are based upon reasonable assumptions.

5.2.4	At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement and any amendments thereto did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the US Prospectus and at the Closing Date, neither the US Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.2.5	As of the Initial Sale Time, the Time of Sale Information did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.2.6	The Offering Documents do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.2.7	All descriptions of agreements, contracts and other documents described in the Time of Sale Information and the Offering Documents are accurate descriptions in all material respects and fairly summarise the contents of such contracts or documents. There are no agreements, contracts or documents that are required to be described in (i) the Registration Statement, the Time of Sale Information, the US Prospectus or the Incorporated Documents or documents to be filed as exhibits to the Registration Statement or (ii) the German Prospectus under EU Regulation (EC) No. 809/2004 dated 29 April 2004 as regards information contained in prospectuses (“EU Regulation 809/2004”), that have not been so described and filed as required.

5.2.8	There are no transactions entered into by the Company or any of its Subsidiaries that are required to be described in the Time of Sale Information and the Offering Documents under EU Regulation 89/2004 or the requirements of a registration statement on Form F-3 under the Securities Act that have not been so described. The descriptions of transactions appearing in the Time of Sale Information and the Offering Documents under “Related party transactions” are accurate descriptions in all material respects and fairly summarise the relevant transactions. There are no further transactions that are material and would be required to be described in the Time of Sale Information and the Offering Documents under EU Regulation 89/2004 or the requirements of a registration statement on Form F-3 under the Securities Act that have not been so described.

5.3	Representations and Warranties relating to specific parts of Offering Documents
5.3.1	Without limiting the generality of the warranty in Sub-section 5.2 above, (i) the statements set forth in the Offering Documents under the caption "Summary of the Prospectus", insofar as they purport to constitute a summary of the German Prospectus or the US Prospectus or a summary of the terms of the New Shares, are true, accurate and complete in all material respects and (ii) the statements in the Time of Sale Information and in each of the Offering Documents, as applicable, under the captions “Information on the Offered New Shares”, “Description of Share Capital and Applicable Legal Provisions”, “Taxation in the Federal Republic of Germany”, “Taxation in the United States” and “Taxation in Luxembourg”, in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarise, in all material respects, the matters referred to therein, subject to the qualifications and assumptions stated therein.

5.3.2	All information provided by the Company to the Joint Bookrunners or their advisors in connection with (i) the due diligence exercise carried out by the Joint Bookrunners and their advisors and (ii) the drafting and discussion of the contents of the Time of Sale Information and the Offering Documents was and is true, accurate and in all material respects complete and not misleading

5.3.3	All information that is or will be disclosed by the Company and/or its representatives in the Relevant Documents (other than the Time of Sale Information and the Offering Documents) or in oral form in road shows, investor presentations or otherwise, whether or not for advertising purposes, is or will be consistent with that contained in the Time of Sale Information and the Offering Documents.

5.3.4	Any statistical and market-related data included in the Relevant Documents are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained written consent to the use of such data from such sources where necessary.

5.3.5	There is no difference in any material respect between the information contained in the German Prospectus and the information contained in the US Prospectus (including, for the avoidance of doubt, the Incorporated Documents), other than (i) certain non-material information required by German or Luxembourg law or regulation to be included in the German Prospectus in respect of the public offering in Germany and Luxembourg that is not required as a matter of US law or regulation to be included in the US Prospectus, (ii) certain non-material information included in the US Prospectus as a matter of US law, regulation or practice in respect of the public offering in the United States that is not required by German or Luxembourg law or regulation to be included in the German Prospectus, and (iii) the audited financial statements contained in the US Prospectus as of and for the two years ended September 30, 2008, which reflect the segment reporting structure adopted by the Company effective October 1, 2008, and the related “Management’s Discussion and Analysis” section of the US prospectus, which discusses the foregoing financial statements
5.4	Neither the Company nor any of its Subsidiaries (as defined below) has taken, directly or indirectly, any action to facilitate the sale or resale of the New Shares through stabilisation or manipulation of the price of any security of the Company or which could otherwise be deemed a violation of applicable rules and regulations regarding stabilisation and market manipulation, in particular the Regulation to further define the Prohibition against Market Manipulation, dated 1 March 2005, under the German Securities Trading Act and EU Regulation No. 2273/2003 dated 22 December 2003.
5.5	The Company and its Subsidiaries (as defined in this Sub-section 5.5) (the Company and its Subsidiaries collectively, the “Group”) have an authorised, issued and outstanding registered share capital as set forth in the Time of Sale Information and the Offering Documents. All of the shares of the Company, including the New Shares when subscribed, paid and registered in the Commercial Register as provided in this Agreement, are or, with respect to the New Shares, will be validly issued, fully paid and non-assessable (other than in compliance with applicable local laws). The Existing Shares conform, and the New Shares will conform, to the descriptions thereof contained in the Time of Sale Information and the Offering Documents, and the Global Share Certificate(s), when submitted to Clearstream Frankfurt as provided herein, conform or, with respect to the New Shares, will conform to such descriptions. The New Shares shall have equal rights and shall be fungible with the Existing Shares. “Subsidiary”, in the context of this Agreement, means a direct or indirect subsidiary of the Company, provided that representations relating to Subsidiaries comprising the former memory business of the Company (i.e. Qimonda AG and its subsidiaries) shall only be made (i) in an unqualified manner up to and including 30 April 2006 (date of carve-out) and (ii) to the Company’s best knowledge for periods thereafter, and provided further that the foregoing provision shall not impede or otherwise qualify, in any form whatsoever, any of the Company’s representations and undertakings relating to the Financial Statements or disclosure aspects relating to such Financial Statements.

5.6	The management board, the supervisory board and the shareholders of the Company have taken all necessary corporate or other action to authorise the Offering, including the preparation, issuance and distribution of the Time of Sale Information and the Offering Documents. No actions have been taken to object to or contest the relevant resolutions.

5.7	Any pre-emptive rights of any existing shareholders in connection with the offer and the sale of the New Shares will have been validly granted at the time of the Closing Date. The offer and sale of the New Shares is only subject to the granted Subscription Rights and the arrangements with the Private Equity Investor under the Investment Agreement not to any other pre-emptive rights based on the Articles of Association or other corporate documents of the Company (together, the “Corporate Documents”) or agreements or instruments to which the Company is a party.

5.8	The New Shares, when issued, will not be, at the date of the subscription by Deutsche Bank and Credit Suisse, subject to any rights of any person (other than due to the Subscription Rights and the arrangements with the Private Equity Investor under the Investment Agreement) and are, except for such restrictions and for restrictions as set out in the Time of Sale Information and the Offering Documents, freely transferable under the Corporate Documents and applicable German law. Under applicable law and other regulation, no authorisations, approvals, consents or licences of any governmental authority or regulatory body or agency (“Authorisations”) are required to be obtained by the Company to effect dividend payments declared and payable on, or in respect of the New Shares.

5.9	All dividends and other cash distributions declared and payable on the shares may, under the laws and regulations applicable in Germany, be paid to the shareholders or their depositaries in Euro, be converted into foreign currency and be freely transferred out of Germany; except as described in the Time of Sale Information and the Offering Documents, such dividends and other distributions will not be subject to withholding or other taxes under the laws of Germany and are otherwise free of any other tax, withholding or deduction under German law and do not require any Governmental Authorisation (as defined below) under the laws of Germany.

5.10	Other than as disclosed in the Time of Sale Information and the Offering Documents, there are no outstanding securities or rights convertible into or exchangeable for shares of the Company, or obligations of the Company to issue shares of the Company, nor has any person a claim against the Company that could give rise to a duty of the Company to issue any shares other than Private Equity Investor and holders of instruments so disclosed.

5.11	Representations and Warranties relating to Business, Transactions and Share Capital
5.11.1	Since 31 March 2009 (or 30 June 2009 for Representation Dates occurring after 31 March 2009), neither the Company nor any of its Subsidiaries has sustained any loss or suffered any interference with its business, as currently conducted and described in the Time of Sale Information and the Offering Documents (the “Business”), which loss or interference would, individually or in the aggregate, constitute or reasonably be expected to result in a Material Adverse Effect (as defined below).

5.11.2	(i) since 31 March 2009 (or 30 June 2009 for Representation Dates occurring after 31 March 2009), there have been no transactions entered into by the Group, other than those in the ordinary course of its business, which are material with respect to either the Company or the Group (except as described in the Time of Sale Information and the Offering Documents) and (ii) since 31 March 2009 (or 30 June 2009 for Representation Dates occurring after 31 March 2009), there has not been any change in the share capital of the Company or consolidated long-term debt of either the Company or the Group taken as a whole or any change, event or development, including a prospective change, which, individually or in the aggregate, would constitute or could reasonably be expected to result in a Material Adverse Effect (as defined below) and except as described in the Time of Sale Information and the Offering Documents.

5.11.3	As used herein, “Material Adverse Effect” means a material adverse change, or any development involving a material adverse change, in the condition, (financial, operational, legal or otherwise), shareholders’ equity, results of operations, earnings, liquidity, solvency, management, funding position, Business or prospects of the Company or the Group, whether or not arising in the ordinary course of business, or any effect which would impair the Company’s ability to consummate, or otherwise materially adversely affect, the transactions contemplated by this Agreement.
5.12	Representations and Warranties relating to the Financial Statements
5.12.1	The condensed unaudited interim consolidated financial statements of the Company as at and for the six-month period ended 31 March 2009, consisting of the balance sheets (Konzernbilanz), statements of operations (Konzern-Gewinn- und Verlustrechnung), statements of income and expenses recognised in equity (Im Konzern-Eigenkapital erfasste Erträge und Aufwendungen ), cash flow statements

(Konzern-Kapitalflussrechnung) and notes (Konzernanhang) (the “Q2 Interim Financial Statements”), in each case together with the related schedules and notes, as applicable and to the extent included in the Preliminary Offering Documents, were prepared in accordance with applicable requirements of law and in accordance with International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the periods involved and were reviewed (Prüferische Durchsicht) by KPMG AG Wirtschaftsprüfungsgesellschaft, Berlin (“KPMG”).
5.12.2	The condensed unaudited interim consolidated financial statements of the Company as at and for the nine-month period ended 30 June 2009, consisting of the balance sheets (Konzernbilanz), statements of operations (Konzern-Gewinn- und Verlustrechnung), statements of income and expenses recognised in equity (Im Konzern-Eigenkapital erfasste Erträge und Aufwendungen), cash flow statements (Konzern-Kapitalflussrechnung) and notes (Konzernanhang) (the “Q3 Interim Financial Statements” and together with the Q2 Interim Financial Statements, the “Interim Financial Statements”), in each case together with the related schedules and notes, as applicable and to the extent included in the Final Offering Documents, were prepared in accordance with applicable requirements of law and in accordance with IFRS applied on a consistent basis throughout the periods involved unless otherwise disclosed in the Offering Documents.

5.12.3	The selected unaudited interim consolidated financial information of the Company as at and for the nine month-period ended 30 June 2009, consisting of certain material financial figures as set forth in section “Reasonable Development and Outlook” in the German Prospectus (the “Preliminary Q3 Financial Information”), to the extent included in the Preliminary Offering Documents, were prepared in accordance with applicable requirements of law and on the basis of IFRS applied on a consistent basis throughout the periods unless otherwise disclosed in the Offering Documents; the individual items of financial information in the Preliminary Q3 Financial Information in all material respect will not differ from the corresponding items contained in the Q3 Interim Financial Statements.

5.12.4	The audited consolidated financial statements of the Company for the financial years ended 30 September 2006, 2007 and 2008, consisting of the balance sheets (Konzernbilanz), statements of operations (Konzern-Gewinn- und Verlustrechnung), statements of shareholders’ equity (Konzern-Eigenkapitalveränderungsrechnung), cash flow statements (Konzern-Kapitalflussrechnung) and notes (Konzernanhang) (the “Annual Financial Statements”), in each case together with the related schedules and notes, as applicable and to the extent included in the Offering Documents, were prepared in accordance with applicable requirements of law and in accordance with the generally accepted accounting principles of the United States of America (“US GAAP”) (financial statements 2006 and 2007) and IFRS (financial statement 2008), respectively, applied on a consistent basis throughout the periods involved unless otherwise disclosed in the Offering Documents.
5.12.5	The audited unconsolidated financial statements of the Company for the financial years ended 30 September 2008 (the “German GAAP Financial Statements” and together with the Interim Financial Statements and the Annual Financial Statements, the “Financial Statements”) were prepared in accordance with the German Commercial Code (Handelsgesetzbuch) and the generally accepted accounting principles in Germany (“German GAAP”) (Grundsätze ordnungsgemäßer

Buchführung und Bilanzierung) applied on a consistent basis throughout the periods involved unless otherwise disclosed in the Offering Documents. The Financial Statements contained in the Offering Documents present a true and fair view of the assets and liabilities, financial position and results of operations as well as cash flows and changes in shareholders’ equity (ein den tatsächlichen Verhältnissen entsprechendes Bild der Vermögens-, Finanz- und Ertragslage sowie der Zahlungsströme und der Eigenkapitalveränderung), if any, of the Company and the Group as of the dates indicated in such financial statements or in respect of the periods for which they were prepared, it being understood that this statement relates to the dates on which such financial statements had been prepared.
5.13	KPMG have audited and issued unqualified audit opinions (uneingeschränkte Bestätigungsvermerke bzw. Bescheinigungen) with regard to the German GAAP Financial Statements of the Company and the Annual Financial Statements of the Company and undertaken a review (prüferische Durchsicht) of the Interim Financial Statements. KPMG are independent public accountants within the meaning of § 43 (1) of the German Regulation of the Profession of Certified Accountants (Berufsordnung der Wirtschaftsprüfer). All information provided by the Company and its Subsidiaries to their respective auditors in connection with audits carried out by such auditors are and were true, accurate, complete and not misleading.

5.14	The Company is not aware of any facts or circumstances, or any event that has occurred, that would require a restatement of any Financial Statements or any financial information contained in the Time of Sale Information and the Offering Documents or that would require the correction of errors of such financial statements or financial information within the meaning of IDW AcPHFAG No. 16 (Fehlerkorrekturen in laufender Rechnungslegung) or IAS 8.

5.15	The Company:
5.15.1	makes and keeps accurate books and records;

5.15.2	(maintains internal accounting controls which provide reasonable assurance that (a) transactions are executed in accordance with management’s authorisation, (b) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (c) ensures access to its assets is permitted only in accordance with management’s authorisation, and (d) the reported accountability for its assets is compared with existing assets at reasonable intervals, and

5.15.3	has established and maintains disclosure controls and procedures as such term is defined in, and which comply with the provisions of, Rules 13a-15 and 15d-15 under the Exchange Act;
in each case, such making and keeping of book and records, such internal accounting controls and such disclosure controls and procedures are, where necessary and required, all in accordance with the respective requirements of the FCPA (as defined below), the U.S. Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), § 91 AktG and any other applicable U.S. or German law; such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the audit committee of the Supervisory Board (Aufsichtsrat) of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarise and report financial data, and (ii) any fraud of which the Company is aware, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

5.16	Neither the Company nor any of its Subsidiaries has entered into any off-balance sheet arrangements other than as disclosed in the Offering Documents. For purposes of this Sub-section 5.16, “off-balance sheet arrangements” means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party and under which the Company or any of the Subsidiaries has (i) any obligation under a guarantee contract pursuant to which the Company or any Subsidiary could be required to make payments to the guaranteed party, including, without limitation, any standby letter of credit, market value guarantee, performance guarantee, indemnification agreement, keep-well or other support agreement, (ii) any retained or contingent interest in assets transferred to such unconsolidated entity that serves as credit, liquidity or market risk support to the entity in respect of such assets, (iii) any variable interest held in such unconsolidated entity where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research and development services with the Company or any of the Subsidiaries, and (iv) any other similar liability or obligation (whether absolute, accrued, contingent or otherwise) that would not be required to be reflected in the Company’s Financial Statements.

5.17	Representations and Warranties relating to Corporate Matters
5.17.1	The Company is a stock corporation (Aktiengesellschaft) duly registered in the Commercial Register in Munich, Germany, and validly existing under the laws of Germany; the Company and its Subsidiaries have the power and authority to own, lease and operate their respective properties and to conduct their Business.

5.17.2	Neither the Company nor any of its Subsidiaries (for the avoidance of doubt except for Qimonda AG and its wholly owned subsidiary Qimonda Dresden GmbH & Co. oHG and any other Qimonda group company having made such filing) has filed for insolvency proceedings, nor have similar proceedings concerning the Company, any of its Subsidiaries or their respective assets been commenced.

5.17.3	The Company and each of its Subsidiaries (for the avoidance of doubt except for Qimonda AG and its wholly owned subsidiary Qimonda Dresden GmbH & Co. oHG) are duly qualified as German or foreign corporations to conduct their Business and are in good standing under the laws of each other jurisdiction in which they own, lease or operate properties or conduct Business or are subject to no material liability or inability to conduct Business due to the lack of any such qualification in any such jurisdiction.

5.17.4	Each Subsidiary of the Company is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

5.17.5	Each such Subsidiary has the power and authority to own, lease and operate its properties and to conduct its Business except where the failure to have such power or authority, individually or in the aggregate, could not or could not reasonably be expected to have a Material Adverse Effect.

5.17.6	Neither the Company nor any of its Subsidiaries is in violation of its articles of association or other governing documents.

5.17.7	The statements in Recitals (A) and (B) are true and complete in all material respects.
5.18	Neither the Company nor any of its Subsidiaries is in default in the performance or observance of any obligation contained in any agreement or instrument to which it is a party or by which it or any of its assets may be bound or is in violation of any law, ordinance, governmental rule, regulation or decree of any court, government or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or over their respective properties, except as would not reasonably be expected to have a Material Adverse Effect on the Company or the Group or impair the ability of the Company to consummate, or otherwise materially adversely affect, the transactions contemplated hereby.

5.19	No event has occurred or is impending which, with giving of notice or the compliance with any other formality, would reasonably be expected to result in any Material Adverse Effect upon the Company or Group or in any indebtedness of the Company or any of its Subsidiaries becoming repayable by reason of default of the Company or any of its Subsidiaries and which, in either case, is not the subject of a waiver obtained from the lender, and to the extent it relates to Subsidiaries could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.20	The execution and delivery by the Company of this Agreement, the Offering, the issue and sale of the New Shares, compliance by the Company with the provisions of this Agreement and the consummation of the transactions herein and therein contemplated:
5.20.1	will not conflict with, or result in a violation of the provisions of or constitute a default under, any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of their assets is subject, or of any licence, permit or authorisation held by or issued to the Company or any of its Subsidiaries, which conflict, violation or default could be expected to have a Material Adverse Effect or would impair the ability of the Company to consummate, or could otherwise materially adversely effect, the transactions contemplated hereby;

5.20.2	will not result in any violation of the articles of association or other governing documents of the Company or any of its Subsidiaries or any provision of law, judgment or decree of any Governmental Authority (as defined below); and

5.20.3	do not require any consent, authorisation, order, registration or qualification (each a “Governmental Authorisation”) of or with any court or governmental, regulatory or stock exchange authority having jurisdiction over the Company or any of its assets, or over the Offering or any portion thereof (each a “Governmental Authority”), except for (i) the registration of the New Shares with the Commercial Register, (ii) the admission of the New Shares to trading, (iii) the approval of BaFin of the German Prospectus and all supplements thereto, (iv) the introduction of the Shares to trading, and (v) such Governmental Authorisations that have been duly obtained and which are in full force and effect and copies of which have been furnished to the Underwriters, or which, if violated or not obtained, could not reasonably be expected to have a Material Adverse Effect on the Offering.
5.21	The Company, directly or through its Subsidiaries, has sufficient interests in or rights to use all patents, inventions, trademarks, service marks, trade names, copyrights, domain names, trade secrets, know how, information, proprietary rights and processes (“Intellectual Property”) material for the Company’s Business without any conflict with or infringement of the interests of others jeopardizing such sufficient interests or rights to use.

Except as disclosed in the Time of Sale Information and the Offering Documents, neither the Company nor any of its Subsidiaries has received any written communications alleging that the Company or any of its Subsidiaries has violated, infringed or conflicted with, or, by conducting its Business, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity, where the consequence of such allegations could reasonably, individually or in the aggregate, be expected to have a Material Adverse Effect. The Company and its Subsidiaries have taken and will maintain reasonable measures to prevent the unauthorised dissemination or publication of their respective confidential information and, to the extent contractually required to do so, the confidential information of third parties in their possession, where the consequences of such dissemination or publication, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
5.22	The Company and its Subsidiaries are in compliance with all applicable laws and regulations including, without limitation, those relating to (i) anti-trust or competition law, and (ii) the avoidance of the delivery of goods and services that may serve military purposes (for example, the EC regulation relating to dual use, except where such non-compliance, individually or in the aggregate, could not or could not reasonably be expected to have a Material Adverse Effect).

5.23	Representations and Warranties relating to Authorisations
5.23.1	The Company and each of its Subsidiaries have obtained all necessary authorisations, consents, approvals, licences, permits, orders and other concessions of and from all supra-national, national, provincial and other governmental authorities (in Germany and all other relevant countries) to own or lease their properties and to enable them to conduct their Business except where the failure to do so obtain, individually or in the aggregate, could not or could not reasonably be expected to have a Material Adverse Effect.

5.23.2	The Company and its Subsidiaries have fulfilled and performed their obligations with respect to such authorisations, consents, approvals, licences, permits, orders and other concessions except where the failure to do so would not reasonably, individually or in the aggregate, be expected to have a Material Adverse Effect.

5.23.3	The Company has no knowledge that any proceeding to withdraw or amend such authorisations, consents, approvals, licences, permits, orders and other concessions is pending or imminent (except as disclosed in the Time of Sale Information and the Offering.
5.24	In conducting their Business, the Company and its Subsidiaries are not in violation of (i) any law, regulation or governmental decree relating to trade law, trade regulation, competition law or other similar laws in other jurisdictions in which the Company and its Subsidiaries are engaged, except where such violations, individually or in the aggregate, could not or could not reasonably be expected to have a Material Adverse Effect, or (ii) the German Criminal Code (Strafgesetzbuch) or other similar laws in other jurisdictions in which the Company and its Subsidiaries are engaged.
5.25	Except as disclosed in the Time of Sale Information and the Offering Documents, there are no legal disputes, arbitration, administrative proceedings or investigations (including but not limited to the German Financial Reporting Enforcement Panel (Prüfstelle für Rechnungslegung)) or other out-of-court proceedings pending or threatened to which the Company or any of the members or its management board or its supervisory board or any of its Subsidiaries or any of its officers of directors is or would be a party, and which, if determined adversely to the Company or its Subsidiaries, could have separately, or taken as a whole, a Material Adverse Effect, and, to the best of the Company’s knowledge, no such proceedings are contemplated by any Governmental Authority or threatened by others.
5.26	Except as disclosed in the Time of Sale Information and the Offering Documents and except where the failure to do so, individually or in the aggregate, could not or could not reasonably be expected to have a Material Adverse Effect, (i) the Company directly or indirectly holds good and marketable title to, and possesses all movable and immovable property other than Intellectual Property (with regard to which warranties are given by the Company pursuant to Sub-section 5.21 of this Agreement) material for the Group’s Business, in each case free and clear of all mortgages, pledges, liens, security interests, charges, claims, restrictions or encumbrances of any kind; except for encumbrances existing in the normal course of business, and (ii) any real property and buildings held under lease directly or indirectly by the Company and its Subsidiaries are held by them under valid, existing and enforceable leases.

5.27	There is no contamination of soil, groundwater or building parts associated with hazardous or toxic substances (Altlasten) at any of the properties, plants or construction sites necessary for the operation of the Company or its Subsidiaries which, pursuant to applicable environmental laws currently in force in Germany, other public laws in Germany or comparable Environmental Laws (as defined below) in jurisdictions other than Germany, requires, or will require the clean-up of sites or the removal of properties, except where such contamination could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5.28	Representations and Warranties relating to Environmental Laws
5.28.1	The Company and, except where such event could not reasonably be expected to have a Material Adverse Effect, its Subsidiaries are not in violation of any law, regulation, policy, decree or judgment relating to pollution or the protection of human health or the environment (collectively, “Environmental Laws”), including, without limitation, those relating to the release, use, storage or handling of pollutants, wastes, toxic substances, hazardous substances, petroleum or petroleum products in Germany and outside Germany;

5.28.2	all permits, authorisations and approvals, if any, required under any applicable Environmental Laws have been granted in final and effective form (bestandskräftig), and the Company and its Subsidiaries are in compliance with their requirements except where such non-compliance, individually or in the aggregate, could not or could not reasonably be expected to have a Material Adverse Effect; and

5.28.3	There are no pending or, to the best of the Company’s knowledge, threatened governmental, regulatory or judicial actions, suits, investigations or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries except as described in the Offering Documents and the Time of Sale Information and except in the case where such actions, suits, investigations or proceedings, individually or in the aggregate, could not or could not reasonably be expected to have a Material Adverse Effect.
5.29	No labour dispute, strike or other collective bargaining measure currently exists or is currently threatened by any employees of the Company or any of its Subsidiaries, or any representative of such employees, which, if resolved to the detriment of the Company or any of its Subsidiaries or carried out or implemented, could, individually or in the aggregate, be expected to have a Material Adverse Effect. Neither individual nor groups of employees who are material for the Business have terminated their employment relationships nor has such termination been threatened by such employees.
5.30	The Company and its Subsidiaries and any “employee benefit plan” (as defined under the US Employee Retirement Income Security Act of 1974, as amended (“ERISA”) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organisations described in Section 414 of the US Internal Revenue Code of 1986, as amended, (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates, has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”, or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

5.31	No relationship, direct or indirect, exists between or among the Company and its Subsidiaries, on the one hand, and any director, officer, shareholder or affiliate of any of them (except for employees that were elected as member of the supervisory board of the Company or its subsidiaries), on the other hand, and none of the Company or any of its Subsidiaries has entered into any other transactions which are not at arm’s length, and which relationship or transactions, in each case, which would be material for the Group or would be required to be disclosed in accordance with § 5 German Securities Prospectus Act (Wertpapierprospektgesetz) or pursuant to Annex I item 19 of EU Regulation 89/2004, (Related Party Transactions) or in accordance with the requirement of a registration statement on Form F-3 under the Securities Act and are not so disclosed in the Time of Sale Information and the Offering Documents.

5.32	This Agreement has been duly authorised and, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Company enforceable in accordance with its terms, and all corporate resolutions or approvals of the Company necessary for the execution to authorise the Offering in accordance with the terms of this Agreement, including the preparation, issuance and distribution of the Time of Sale Information and the Offering Documents, have been obtained.

5.33	The Company and its Subsidiaries maintain, and will maintain after completion of the Offering, insurance and reinsurance coverage, or the Company and its Subsidiaries are covered by, and will be covered after completion of the Offering, by insurance of the types and in amounts reasonably considered by the Company to be adequate for the Company and its Subsidiaries and its and their Business, including, but not limited to business interruption insurance, insurance against accidents, third-party injury or general liability insurance (including for claims relating to intellectual property rights) and insurance covering certain real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect, except where failure to do so could not reasonably be expected to have a Material Adverse Effect. Except for instances which, individually or in the aggregate, could not or could not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries are in compliance with the terms of its insurances and similar instruments and there are no material claims by the Company or any of its Subsidiaries under any insurance as to which any insurance company is denying liability or defending under a reservation or rights clause other than as disclosed in the Relevant Documents; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a total cost that would not reasonably be expected to have a Material Adverse Effect.

5.34	The Company and its Subsidiaries have taken all appropriate precautions, including contingency plans and back-up facilities, necessary to protect the computer systems (hardware and software), information technologies and related systems (such as networks) implemented or used by the Company and its Subsidiaries against (i) overload, failure, limitation of system capacities, manual misuses and other interruptions of regular business operations as well as (ii) unauthorised access or manipulation by third parties, in order to ensure that the events under (i) and (ii) cannot cause substantial damage to the general affairs, Business, prospects, management, financial position, shareholders’ equity or results of operation of the Company or its Subsidiaries, except where failure to do so could not reasonably be expected to have a Material Adverse Effect; without limiting the generality of the warranty in 5.34 above, the Company and each of its Subsidiaries have obtained sufficient insurance against damages that could be incurred by the events under (i) and (ii). The Company and its Subsidiaries maintain due and proper licences for all third-party software used or to be used by them.

5.35	No ad valorem stamp duty, stamp tax, stamp duty reserve tax, transfer tax or issue, documentary, certification or other similar tax imposed by any government department or other taxing authority of or in Germany may become due or is payable by the Underwriters in connection with (i) the sale and transfer of New Shares to or for the respective accounts of the Underwriters, (ii) the sale and delivery of New Shares by the Underwriters to those purchasing such Shares from such Underwriters, or (iii) the execution and delivery of this Agreement and performance of the obligations hereunder, except as disclosed in the Time of Sale Information and the Offering Documents.

5.36	The Company is not, does not expect to become and, as a result of the offer and sale of the New Shares contemplated herein, will not become, an “investment company” under, and as such term is defined in, the US Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

5.37	The Company is not, does not intend to become and, as a result of the receipt and application of the proceeds of the sale of the New Shares contemplated hereby, will not become, a “passive foreign investment company” within the meaning of Section 1297 of the Code.

5.38	Neither the Company, nor any of its affiliates (as defined in Rule 405 under the Securities Act), nor any person acting on its or their behalf has engaged in any “directed selling efforts” (as defined in Regulation S) with respect to the New Shares to be offered outside the United States.

5.39	The Company is a “foreign issuer” (as such term is defined in Regulation S) which reasonably believes that there is no “substantial US market interest” (as such term is defined in Regulation S) in the shares or securities of the Company of the same class as the New Shares.

5.40	None of the Company, its Subsidiaries, nor any of their respective officers, directors, supervisors or managers, nor, to the best knowledge of the Company, any of its or its Subsidiaries’ agents or employees has, directly or indirectly, (i) made or authorised any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality in Germany or any other jurisdiction, or (ii) made any contribution, payment or gift to any candidate for public office, where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under applicable law of any locality, including but not limited to the US Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder (the “FCPA”).

5.41	The Company, the operations of the Company and of its affiliates are and have been conducted at all times in compliance with the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its affiliates with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

5.42	None of the Company, its Subsidiaries or other affiliates or any of their respective directors or officers, nor, to the best knowledge of the Company, any of its or its Subsidiaries’ agents or employees is currently subject to any sanctions administered by the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”), or any equivalent sanctions or measures imposed by the European Union or for the United Nations and/or the UK’s HM Majesty’s Treasury or other relevant sanctions authority (the “Sanctions”), and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions.

5.43	The Company acknowledges and agrees that (i) it is contracting with the Underwriters on an arm’s length basis to provide the services described herein, (ii) the Underwriters are not acting as the Company’s agents or in a fiduciary capacity with respect to the Company, (iii) the Underwriters are not assuming any duties or obligations other than those expressly set forth in this Agreement or the engagement letter(s) agreed with the Underwriters, and (iv) it is not the intention of the parties to create a fiduciary relationship between them.

5.44	The qualified working capital statement as set forth in the Offering Documents is complete and correct and conforms with the requirements as set forth in the EU Regulation 89/2004, taking into account interpretations by the Committee of European Securities Regulator.

5.45	The Company’s working capital statement in the Time of Sale Information and the Offering Documents has been prepared in accordance with the guidance provided to issuers under Section 9 (Working Capital Statement) of CESR’s recommendations for the consistent implementation of the European Commission’s Regulation on Prospectuses no. 809/2004 issued by the Committee of European Securities Regulators in February 2005.

5.46	All statements of fact contained in each filing, submission or announcement made to BaFin, the Frankfurt Stock Exchange or filed with the Commission pursuant to Section 13 or 15 (e) of the Securities Exchange Act on or after the date of publication of the Issuer’s annual report as at and for the financial year ended 30 September 2008 were, at the date of each such filing or announcement, true, accurate and complete in all material respects and not misleading.

5.47	The Company is not (i) in breach of any covenants or representations or warranties under any of its financing documents and (ii) not aware of any of its Subsidiaries being in breach of any covenants or representations or warranties under any of its financing documents and, to the best knowledge of the Company, no such breach is threatened.

5.48	To the best knowledge of the Company, there are no risks, financial or otherwise, resulting from the shareholding in Qimonda AG and Qimonda Dresden GmbH & Co. OHG, in particular the pending insolvency proceeding, which have not been disclosed in the Relevant Documents or for which reserves have not been provided for in an appropriate amount.

5.49	Neither the Company nor any of its directors or officers is aware of any insider information as defined in § 13 (1) of the German Securities Trading Act (Wertpapierhandelsgesetz) with respect to the Company that is required to be published in accordance with § 15 (1) of the German Securities Trading Act (Wertpapierhandelsgesetz) or any inside information under other applicable laws or regulations in relation to the Shares. The Company is not currently relying on any temporary exemptions from the ad hoc disclosure obligation pursuant to § 15 (3) of the German Securities Trading Act (Wertpapierhandelsgesetz).

5.50	Except as disclosed in the Time of Sale Information and the Offering Documents, the Company and its Subsidiaries are not obligated to return any public grants and subsidies (Beihilfen) which they have been granted or have received in the past nor to accept any restriction in connection with any of such subsidies, nor has such return or restriction been threatened, which return or restriction would, individually or in the aggregate, or could be reasonably expected to result in a Material Adverse Effect.

5.51	The Company and its Subsidiaries have filed all German and non-German tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Offering Documents) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not or could reasonably not have a Material Adverse Effect and except as set forth in or contemplated in the Offering Documents.

6	Undertakings of the Company

The Company covenants and agrees with each Underwriter as follows:

6.1	The Company, subject to Section 6.2, will comply with the requirements of Rule 430B of the Securities Act and will promptly notify the Joint Bookrunners, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the US Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the US Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the US Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the US Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

6.2	During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the US Prospectus is no longer required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Company will give the Joint Bookrunners notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act) or any amendment, supplement or revision to the Time of Sale Information or the US Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Joint Bookrunners with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Joint Bookrunners or counsel for the Underwriters shall reasonably object.

6.3	The Company has furnished or will deliver to the Joint Bookrunners and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Joint Bookrunners, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

6.4	During the Prospectus Delivery Period, the Company will furnish to each Underwriter, without charge and as promptly as practicable, such number of copies of the US Prospectus as such Underwriter may reasonably request. The US Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

6.5	The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Time of Sale Information and the US Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Time of Sale Information or the US Prospectus in order that the Time of Sale Information or the US Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Time of Sale Information or the US Prospectus in order to comply with the requirements of any law, the Company will (i) notify the Joint Bookrunners of any such event, development or condition, (ii) promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Time of Sale Information or the US Prospectus comply with such law, and (iii) furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

6.6	The Company shall cooperate with the Joint Bookrunners and counsel for the Underwriters to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer or sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Joint Bookrunners, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Joint Bookrunners promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

6.7	If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Joint Bookrunners, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities and in a form satisfactory to the Joint Lead managers, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective, and (iv) promptly notify the Joint Bookrunners of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the

Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
6.8	The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

6.9	The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

6.10	The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilisation or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities (it being understood that no representation is made as to acts or omissions of any of the Underwriters).

6.11	The Company represents that it has not made, and agrees that, unless it obtains the prior written consent (such consent not to be unreasonably withheld or delayed) of the Joint Bookrunners, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Joint Bookrunners shall be deemed to have been given in respect of any Issuer Free Writing Prospectus. Any such free writing prospectus consented to or deemed to be consented to by the Joint Bookrunners and the Company is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission where required, legending and record keeping.

6.12	The Company will furnish to each Underwriter in the locations specified by such Underwriter, free of charge and as promptly as practicable, as many copies of the German Prospectus, the German Prospectus Supplement and any other supplements, if any, as each Underwriter may reasonably request.

6.13	The Company will advise the Underwriters promptly, and confirm such advice in writing, of:
6.13.1	the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the German Prospectus or any supplements thereof or the initiation or threat of any proceeding for that purpose; and

6.13.2	the receipt by the Company of any notice with respect to any suspension of the qualification of the New Shares for offer and sale in any jurisdiction or the initiation or threat of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order preventing or suspending the use of any Offering Document or suspending any such qualification of the New Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

6.14	The Company shall cooperate to cause the New Shares (i) to be duly admitted to the Regulated Market (regulierter Markt) of the Frankfurt Stock Exchange and to the sub- sector of the Regulated Market with further post-admission disclosure obligations (Prime Standard), and (ii) to be introduced to trading (Einführung) on the Frankfurt Stock Exchange. Upon completion of the admission procedure, the Company further agrees to duly sign the relevant announcements and to sign and deliver copies of the German Prospectus, as then amended or supplemented, to the BaFin and the Frankfurt Stock Exchange, each together with the Underwriters and to the extent required by the applicable procedures of such entities.

6.15	If at any time after the publication of the German Prospectus and prior to the later of the termination of the public offering (vor dem endgültigen Schluss des öffentlichen Angebots) or the introduction to trading (Einführung) of the New Shares, each within the meaning of § 16 of the German Securities Prospectus Act (Wertpapierprospektgesetz), any Amendment Event (as defined below) occurs, the Company shall (i) immediately notify the Joint Bookrunners thereof, and (ii) forthwith prepare, in a form approved by the Joint Bookrunners, file with the BaFin and, following its approval, publish in accordance with applicable laws and regulations and furnish at its own expense to the Joint Bookrunners, and to such persons as the Joint Bookrunners may reasonably designate, such corrective amendments of or supplements to any of the Offering Documents as may be necessary. For purposes of the foregoing, “Amendment Event” shall mean circumstances which require, an amendment of or a supplement to any of the Offering Documents in order to ensure that (i) the Offering Documents, as amended, reflect any important new event which might influence the assessment of the Shares (wichtiger neuer Umstand, der die Beurteilung der Wertpapiere beeinflussen könnte) or (ii) the Offering Documents, as of their dates, do not contain any untrue statement of, or omit to state, a fact which is material for the assessment of the Shares (keine unrichtigen Angaben enthält, welche für die Beurteilung der Wertpapiere wesentlich sind, und in Bezug auf solche Angaben nicht unvollständig ist), all within the meaning of § 13 of the German Securities Sales Prospectus Act (Verkaufsprospektgesetz) and § 44 of the German Stock Exchange Act (Börsengesetz). If any representation or warranty given under this Agreement becomes incorrect, the Company shall also immediately notify the Joint Bookrunners thereof.

6.16	If within the period of seven months after the date of the introduction to trading (Einführung) of the New Shares on the Frankfurt Stock Exchange, any event or circumstance occurs or becomes known as a result of which any of the Offering Documents, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall, upon request of the Joint Bookrunners, (i) prepare and furnish, without charge to the Joint Bookrunners, as many copies as the Joint Bookrunners may reasonably request of an amended Offering Document or supplement to such Offering Document, and/or (ii) publish a corrective notice. In case any Joint Bookrunner is required to deliver any Offering Document in connection with sales of New Shares at any time on or after expiration of the period set forth in the preceding sentence, upon the request of the Joint Bookrunners, but at the expense of the Joint Bookrunner, the Company will prepare as many copies as the Joint Bookrunner may request of such amended Offering Document or supplement to such Offering Document which will correct such statement or omission. No such amendment, supplement or corrective notice referred to in this Sub-section 6.16 will be made without the consent of the Joint Bookrunners (such consent not to be unreasonably withheld or delayed).

6.17	The Company shall comply with all applicable legal requirements and all applicable rules and regulations of any competent Governmental Authority in connection with the Offering and promptly take all necessary steps, including preparing all amendments of or supplements to the Offering Documents or any public announcements in connection with the Offering, in particular any ad hoc releases. The Company shall furnish to the Joint Bookrunners on behalf of the Underwriters a copy of any proposed amendment, supplement, public announcement or ad hoc release and shall not file or distribute any such proposed amendment or supplement, public announcement or ad hoc release unless it has been approved by the Joint Bookrunners (such approval not to be unreasonably withheld or delayed). The Company will advise the Joint Bookrunners promptly after any amendment to any of the Offering Documents has been filed or becomes effective, any supplement to any Offering Document or any amended Offering Document has been filed or any public announcement, in particular any ad hoc release, has been published and will furnish the Underwriters with copies thereof.

6.18	The Company will promptly take such action as the Joint Bookrunners may reasonably request to qualify the New Shares for offering and sale under the securities laws of such jurisdictions as the Joint Bookrunners may request and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the New Shares; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction where it is not subject to taxation prior to such action.

6.19	For a period of seven months after the Closing Date, the Company shall promptly notify the Joint Bookrunners of any communication received by it from the BaFin, any stock exchange or other regulatory authority, that may reasonably be expected to have a material adverse effect on the placement or relating to the form, content or use of any Offering Document, and, to the extent permitted by applicable law, the Company will promptly provide the Joint Bookrunners with copies of any such communication that is in writing and a written summary of any oral communication.

6.20	For a period of one year following the Closing Date, the Company will take all actions necessary to maintain the listing of all existing Shares of the Company on the Frankfurt Stock Exchange other than in the context of a delisting or other transaction resulting in a cessation of the listing (in each case as resolved upon by the Company’s shareholders). As long as the Company is listed on the Frankfurt Stock Exchange, it will furnish any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary, and when they may be necessary, in order to effect and maintain the listing on the Frankfurt Stock Exchange.

6.21	Neither the Company nor any of its Subsidiaries will take, directly or indirectly, any action which was or is designed to result in market manipulation of any security of the Company, or which could otherwise be deemed a violation of applicable rules and regulations regarding stabilisation and market manipulation, in particular the Regulation to further define the Prohibition against Market Manipulation (Verordnung zur Konkretisierung des Verbotes der Marktpreismanipulation) under the German Securities Trading Act (Wertpapierhandelsgesetz) implementing Directive 2003/6/EC and related EU directives and regulations.

6.22	The Company will use the net proceeds received by it from the sale of the New Shares in the manner specified in the Offering Documents under the captions “Reasons for the Offering”, “Use of Proceeds” and “Offering Expenses and Net Proceeds of the Offering”.

6.23	During the period commencing on the date of this Agreement and ending six months after the Closing Date, neither the Company, nor its management board, nor its supervisory board, will, without the prior written consent of the Joint Bookrunners (such consent not to be unreasonably withheld or delayed):
6.23.1	announce or effect an increase of the share capital of the Company out of authorised capital;

6.23.2	submit a proposal for a capital increase to any meeting of the shareholders for resolution (other than a proposal for the creation of authorized or contingent capital);

6.23.3	announce the issuance, or effect or submit a proposal (other than an authorization) for the issuance, of any securities convertible into shares of the Company, with option rights for shares of the Company; or

6.23.4	enter into a transaction or perform any action economically similar to those described in 6.23.1 through 6.23.3 above.
The Company may, however, issue options, warrants and shares of the Company (i) under a future stock option or employee participation program, or (ii) the issuance of shares to employees (Belegschaftsaktien), or (iii) shares issued under any stock option or employee participation program or similar equity compensation plans implemented as of the date of this Agreement or (iv) shares issued upon conversion of outstanding convertible bonds.

This Sub-section 6.23 shall not apply to the Shares to be sold or issued in the transactions contemplated by this Agreement.

6.24	The Company will notify the Underwriters of any change affecting any of the representations, warranties and undertakings in Section 5 hereof at any time before the payment is made on the Closing Date, and will take all steps that may be reasonably expected by the Underwriters to remedy the change, including, but not limited to, the publication of the change in a supplement to the Offering Documents or otherwise.

6.25	Neither the Company, nor any of its affiliates (as defined in Rule 405 under the Securities Act) nor any person acting on its or their behalf will engage in any “directed selling efforts” (as defined in Regulation S) with respect to the New Shares to be offered outside the United States.

6.26	The Joint Bookrunners, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

6.27	The Company shall inform the Joint Bookrunners immediately about (i) the delivery of the subscription notice from the Company to the Private Equity Investor or its representative, (ii) the fact that the Private Equity Investor has met the Minimum Threshold or has voluntarily given waiver notice to subscribe all Non-Subscribed Shares despite the Minimum Threshold not being met, (iii) the exact number of New Shares to be acquired by the Private Equity Investor, (iv) the delivery of the Private Equity Investor Subscription Certificate for the New Shares to be acquired by the Private Equity Investor in escrow, (v) the payment of the Private Equity Investor Aggregate Subscription Price for the New Shares, (vi) the payment of the aggregate subscription price for the New Shares subscribed by the Private Equity Investor or a subscribing bank, (vii) the delivery of the Private Equity Investor Subscription Certificate to the Company, (viii) the filing of the application to register the Capital Increase relating to the New Shares subscribed by or on behalf of the Private Equity Investor, (ix) the registration of the capital increase relating to the New Shares subscribed by or on behalf of the Private Equity Investor in the Commercial Register, (x) the granting or the rejection of any clearance under applicable merger control laws (Germany and Austria), (xi) the granting or the rejection of the clearance under the German Foreign Trade Act (Aussenwirtschaftsgesetz), (xii) the fulfilment or the waiver of any investment condition as set forth in the Investment Agreement, (xiii) any delay in, withdrawal of or termination of the Investment Agreement, (xiv) any actual or threatened delay in the appointment of the one or two members of the Supervisory Board nominated by the Private Equity Investor, (xv) the determination of the Private Equity Investor Settlement Date, (xvi) any noncompliance with respect to the obligations of the Private Equity Investor under the Investment Agreement, (xvii) any termination or reduction of the 12 month lock up period or (xviii) any other material development related to the Investment Agreement or the Private Equity Investor the Company is aware of.

6.28	The Company shall upon request of the Joint Bookrunners enforce any right or claim under the Investment Agreement against the Private Equity Investor resulting from any breach of representation or warranty or any violation of any obligation of the Private Equity Investor under the Investment Agreement which may be reasonably requested by the Joint Bookrunners.
7	Representations, Warranties and Undertakings of the Underwriters

Each of the Underwriters, severally and not jointly, represents and warrants by way of an independent guarantee irrespective of negligence (selbstständiges, verschuldensunabhängiges Garantieversprechen) and covenants to the Company and agrees that:

7.1	In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), to the best of its knowledge it has not made and will not make an offer of New Shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Shares to the public in that Relevant Member State at any time (i) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities; (ii) to any legal entity which has two or more of (a) an average of at least 250 employees during the last financial year, (b) a total balance sheet of more than Euro 43,000,000, and (c) an annual net turnover of more than Euro 50,000,000, as shown in its last annual or consolidated accounts; or (iii) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of Shares to the public” in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member Sate and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

7.2	It has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of any New Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company, and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom.

7.3	Each Underwriter severally agrees that it will comply in all material respects with such laws and regulations in any jurisdictions in which it offers, sells or delivers New Shares in connection with the Offering or has in its possession or distributes Relevant Documents (other than save as set out above, the United States, the United Kingdom, Luxembourg or Germany) as are customarily complied with as a matter of best practice by an international bank in relation to the transactions contemplated under the Agreement.

7.4	Until the earlier of (i) the closing of the Private Equity Offering and (ii) the date on which the Company has, in accordance with Section 6.27, notified the Underwriters of a termination of the Investment Agreement, no Underwriter shall, directly or indirectly, (i) solicit, initiate, encourage or assist the submission of any proposal, negotiation or offer from any person other than the Private Equity Investor relating to a public offering (öffentliches Angebot) or a private placement (Privatplatzierung) of any shares of the Company or (ii) enter into or continue any discussions, negotiations or execute any agreement with any third party relating to so a public offering or private placement of any shares of the Company.

8	Indemnification

8.1	Without prejudice to the other rights or remedies of the Underwriters, the Company agrees with each of the Underwriters to indemnify and hold harmless each Underwriter, and its respective partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter (each, an “Indemnified Party”), against any and all losses, claims, damages, liabilities, costs, demands, charges, or expenses (including, without limitation, legal fees, costs and expenses properly incurred in disputing or defending and of the foregoing) in each case whether joint or several, which any Indemnified Party may suffer or incur (including, but not limited to all losses suffered or incurred in preparing for or disputing or settling any claim or in establishing its right to be indemnified pursuant to this Section 8 or in seeking advice regarding any claim or in any way related to in connection with the indemnity contained in this Section 8 (a “Loss”) as incurred, to which such Indemnified Party may become subject, insofar as such Loss (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of the Relevant Documents, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any breach or alleged breach by the Company of its representations and warranties contained in this Agreement or made on the basis of the Officers’ Certificate (as defined below) pursuant to this Agreement, or (iii) otherwise arising out of, in relation to, or in connection with, any services provided by the Underwriters or any other obligation of the Underwriters in connection with this Agreement or any transaction contemplated therein, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Joint Lead Managers specifically for use therein as set forth in Schedule 3.

The foregoing provisions shall survive any modification, completion or termination of this Agreement.

8.2	If any action, suit, proceeding (including any government or regulatory investigation), claim or demand shall be brought or asserted against a Underwriter (“Action”) in respect of which payment may be sought pursuant to this Section 8, the Underwriters shall promptly notify the Company in writing, and the Company upon request of the Underwriters, shall retain legal advisers reasonably satisfactory to the Underwriters to represent them and any others. The Company may designate legal advisers in such Action and shall pay the fees and expenses of such legal advisers related to such Action, as incurred. In any such Action, the Underwriters shall have the right to retain their own legal advisers, but the fees and expenses of such legal advisers shall be the liability of the Underwriters unless any of the following circumstances occur in which case they shall be the liability of the Company: (i) the Company has failed within a reasonable time to retain legal advisers reasonably satisfactory to the Underwriters; (ii) the Underwriter shall have reasonably concluded that there may be legal defences available to it that are different from or in addition to those available to the Company; or (iii) the parties in any such Action include the Company and the Underwriters and representation of both parties by the same legal advisers would be inappropriate due to actual or potential differing interests between them. The Underwriters shall not settle any claim against it involving the incurrence of any Loss without the prior consent of the Company (such consent not to be unreasonably withheld or delayed). The Company shall not, without the prior written consent of the relevant Underwriters, effect any settlement of any pending or threatened Action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such Action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party.

8.3	The respective obligations of the Company under this Section 8 shall be in addition to any liability which the parties to this Agreement may otherwise have.

8.4	Insofar as the Company has engaged any adviser on the basis that its liability to the Company arising out of any default by it or otherwise in connection with the Offering, the admission of the New Shares to trading pursuant to Section 4 hereof, or the arrangements contemplated by the Relevant Documents or this Agreement is subject to any limitation, exclusion or restriction of liability (such adviser, a “Capped Adviser”), the liability of each Indemnified Party to the Company or any other person in respect of any default by that Indemnified Party under this Agreement or otherwise in connection with the Offering, or the arrangements contemplated by the Relevant Documents or this Agreement shall not exceed the amount for which that Indemnified Party would have been liable after deducting any additional amount which that Indemnified Party would have been entitled to recover from the Capped Adviser, in the absence of the limitation, exclusion or restriction of the Capped Adviser’s liability, in respect of the matter concerned.

8.5	Without prejudice to any claim the Company may have against any corporate entity of the Underwriters, no proceedings may be taken against any director, officer or employee of any corporate entity within each Underwriters in respect of any claim the Company may have against a corporate entity of such Underwriter in their respective individual capacities.

9	Fees and Expenses

9.1	The Company agrees to pay or cause to be paid to the Underwriters a commission of 2 % per cent of the gross proceeds, being the final number of New Shares registered pursuant to the Offering multiplied by the Subscription Price, as compensation for managing, underwriting and distributing the Offering (the “Base Fee”). The Joint Bookrunners shall receive 90% of the Base Fee which will be split equally among them. The Joint Lead Manager shall receive 5% of the Base Fee and the selling agent shall receive 2.5% of the Base Fee. The remainder of the Base Fee will be paid by the Company at its sole discretion as a further incentive fee to one or more of the Underwriters.

9.2	In addition to the Base Fee, the Company will pay at its sole discretion to the Joint Bookrunners an additional fee (the “Discretionary Fee”) of up to 0.5 % per cent of the gross proceeds of the Offering at the Closing Date. The Underwriters shall not be entitled to any compensation for matching or intermediary services from the Company as described in Section 2.1.

9.3	The Company will bear its costs in connection with the Offering (including, but not limited to, fees of its legal counsel and accountants, road-shows, media campaigns, public relations, advertising, printing and listing fees, costs and expenses incurred in connection with the preparation, filing, and if applicable, printing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Offering Documents and all amendments and supplements thereto, and this Agreement)

9.4	The Company will also reimburse reasonable expenses and out of pocket costs including, in particular, travel expenses and other out-of-pocket expenses of the Joint Bookrunners and fees, costs and expenses for legal counsel to the Joint Bookrunners up to an amount of Euro 1.1 million in the aggregate (excluding VAT, if any).

9.5	All known costs to be reimbursed to the Joint Bookrunners under Section 9 above will be due and payable on the Closing Date.

9.6	All commissions, fees, costs and expenses payable to the Joint Bookrunners under this Agreement are net amounts and payable plus value added tax, applicable sales taxes or any similar taxes (“VAT”) and any withholding tax. All commissions, fees, costs and expenses charged by the Joint Bookrunners will be invoiced together with VAT and any withholding tax, where applicable. The Company shall pay such additional amounts as shall be required so that the net amount received by the Joint Bookrunners after such deduction, withholding or imposition shall equal the amount otherwise due to the Joint Bookrunners.

9.7	If this Agreement has been terminated in accordance with Section 10, the Joint Bookrunners shall be compensated for the out-of-pocket expenses and the other costs to the extent to be reimbursed pursuant to and subject to the limitations set forth in this Section 9. Such compensation shall be paid within 30 days from the date that the invoices for such out-of-pocket expenses have been delivered to the Company.

10	Conditions Precedent

All of the obligations of the Underwriters pursuant to this Agreement, including the underwriting and subscription of the New Shares, are subject to the following conditions:

10.1	Conditions to Publication of Preliminary Offering Documents
10.1.1	Linklaters LLP, as counsel to the Underwriters, shall have received the following documents no later than 4:00 p.m. CEST the day prior to the date of the German Prospectus and shall hold in escrow such documents upon receipt, and such documents shall have been released from escrow prior to printing and publication of the respective Offering Documents:
(i)	a certificate signed by Peter Bauer, Chief Executive Officer of the Company and Dr. Marco Schröter, Chief Financial Officer of the Company, dated the date of the German Prospectus, as to (a) the accuracy of the representations and warranties of the Company in all respects as of the date of such certificate and (b) the performance by the Company of all its obligations to be performed hereunder at or prior to such date, and (c) the absence of any Material Adverse Effect, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 1 Part A hereto (the “Officers’ Certificate”);

(ii)	a German law legal opinion of Michael Eickstedt, general counsel of the Company, dated the date of the German Prospectus, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 1 Part B hereto;

(iii)	a German law legal opinion and a German law disclosure letter relating to the German Prospectus, each dated the date of the German Prospectus, of Freshfields Bruckhaus Deringer LLP, counsel to the Company, and a Luxembourg Legal Opinion of Arendt & Medernach, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 1 Part C1, C2 and D hereto;

(iv)	a US law disclosure letter relating to the US Prospectus, of Freshfields Bruckhaus Deringer LLP, counsel to the Company, dated the date of the US Prospectus, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 1 Part E hereto;

(v)	a German law legal opinion and a German law disclosure letter relating to the German Prospectus, each dated the date of the German Prospectus, of Linklaters LLP, counsel to the Underwriters, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 1 Part F and G hereto;

(vi)	a US law disclosure letter relating to the US Prospectus, of Linklaters LLP, counsel to the Underwriters, dated the date of the US Prospectus, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 1 Part H hereto;

(vii)	a comfort letter in compliance with IDW standard PS 910 relating to the German Offering, dated the date of the respective Offering Document, and a comfort letter in compliance with AICPA standard SAS 72 relating to the US Offering and the Private Equity Offering, respectively, dated the date of the US Prospectus, from KPMG, auditor of the Company, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 1 Part I and J hereto.
10.1.2	All representations and warranties made by the Company in this Agreement are true and correct in all respects and not misleading in any respect as of the date of this Agreement and at all times thereafter until the Closing Date, as if they had been repeated by reference to the facts and circumstances then existing.

10.1.3	The Company has complied with all of its obligations and undertakings under this Agreement and under the terms or conditions of the Rights Offering which fall to be performed or satisfied prior to listing of the New Shares on the Frankfurt Stock Exchange.

10.1.4	It has not come to the notice of the Joint Bookrunners that any statement contained in any Relevant Document (or any amendment or supplement thereto) is or has become untrue, inaccurate or misleading in any respect, or any matter has arisen, which would, if such document had been issued at that time, constitute an omission from such Relevant Document (or any amendment or supplement to any of them), and which the Joint Bookrunner consider in their sole judgement (acting in good faith and after consultation with the Company to the extent reasonably practical) to be (individually or in the aggregate) (i) material in the context of the Company, the Group, the Rights Offering, the underwriting of the New Shares, listing, post admission dealings or any of the transactions contemplated by this Agreement; or (ii) such as to make it impracticable, inappropriate or inadvisable to proceed with the Rights Offering, the underwriting of the New Shares or the Offering.

10.1.5	The Investment Agreement has been entered into between the Company and the Private Equity Investor and has not been amended, rescinded or terminated by any other means, however, the Joint Bookrunners agree they may waive this provision if they determine, in their sole discretion (acting in good faith), that any amendment, termination or change in circumstance related to the Investment Agreement will not be so material to the Rights Offering or the underwriting to make it impractical, inappropriate or inadvisable to proceed with the Offering of the delivery of the New Shares.
10.2	Conditions to Publication of the German Prospectus Supplement and Filing of the Quarterly 6-K
10.2.1	Linklaters LLP, as counsel to the Underwriters, shall have received the following documents no later than 4:00 p.m. CEST the day prior to the publication of the German Prospectus Supplement and the filing of the Quarterly 6-K, and shall hold in escrow such documents upon receipt, and such documents shall have been released from escrow prior to publication of the German Prospectus Supplement and the Quarterly 6-K:

(i)	a German law legal opinion of Michael Eickstedt, general counsel of the Company, dated the date of the publication of the German Prospectus Supplement, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 2 Part A hereto;

(ii)	a German law legal opinion and a German law disclosure letter relating to the German Prospectus (as then supplemented), each dated the date of the publication of the German Prospectus Supplement, of Freshfields Bruckhaus Deringer LLP, counsel to the Company, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 2 Part B and C hereto;

(iii)	a US law disclosure letter relating to the US Prospectus of Freshfields Bruckhaus Deringer LLP, counsel to the Company, dated the date of the filing of the Quarterly 6-K, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 2 Part D hereto;

(iv)	a German law legal opinion and a German law disclosure letter relating to the German Prospectus Supplement, each dated the date of the publication of the German Prospectus Supplement, of Linklaters LLP, counsel to the Underwriters, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 2 Part E and F hereto;

(v)	a US law disclosure letter relating to the US Prospectus of Linklaters LLP, counsel to the Underwriters, dated the date of the filing of the Quarterly 6-Kin form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 2 Part G hereto;

(vi)	a comfort letter in compliance with IDW standard PS 910 relating to the German Offering, dated the date of the publication of the German Prospectus Supplement, and a comfort letter in compliance with AICPA standard SAS 72 relating to the US Offering and the Private Equity Offering, respectively, dated the date of the filing of the Quarterly 6-K, from KPMG, auditor of the Company, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 2 Part H and I hereto.
10.2.2	The parties hereto have mutually agreed on the final number of New Shares.

10.2.3	All representations and warranties made by the Company in this Agreement are true and correct in all respects and not misleading in any respect and as of the date of this Agreement and at all times thereafter until the Closing Date, as if they had been repeated by reference to the facts and circumstances then existing.

10.2.4	It has not come to the notice of the Joint Bookrunners that any statement contained in any Relevant Document (or any amendment or supplement thereto) is or has become untrue, inaccurate or misleading in any respect, or any matter has arisen, which would, if such document had been issued at that time, constitute an omission from such Relevant Document (or any amendment or supplement to any of them), and which the Joint Bookrunner consider in their sole judgement (acting in good faith and after consultation with the Company to the extent reasonably practical) to be (individually or in the aggregate) (i) material in the context of the Company, the Group, the Rights Offering, the underwriting of the New Shares, listing, post admission dealings or any of the transactions contemplated by this Agreement; or

(ii) such as to make it impracticable, inappropriate or inadvisable to proceed with the Rights Offering, the underwriting of the New Shares or the Offering.

10.2.5	The Company has complied with all of its obligations and undertakings under this Agreement and under the terms or conditions of the Rights Offering which fall to be performed or satisfied prior to listing of the New Shares on the Frankfurt Stock Exchange.

10.2.6	The Investment Agreement has been entered into between the Company and the Private Equity Investor; and has not been amended, rescinded or terminated by any other means, however, the Joint Bookrunners agree they may waive this provision if they determine, in their sole discretion (acting in good faith), that any amendment, termination or change in circumstance related to the Investment Agreement will not be so material to the Rights Offering or the underwriting to make it impractical, inappropriate or inadvisable to proceed with the Offering of the delivery of the New Shares.
10.3	Conditions to Subscription of New Shares

The obligation of Deutsche Bank and Credit Suisse, representing the Underwriters, to subscribe for the New Shares to be issued by the Company is subject to the conditions that:
10.3.1	Linklaters LLP, as counsel to the Underwriters, shall have received the following documents no later than 4:00 p.m. CEST the day prior to the Subscription Date and shall hold in escrow such documents upon receipt, and such documents shall have been released from escrow prior to the execution of the Subscription Certificate:
(i)	a certificate signed by Peter Bauer, Chief Executive Officer of the Company and Dr. Marco Schröter, Chief Financial Officer of the Company, dated the date of the Subscription Date, as to (a) the accuracy of the representations and warranties of the Company in all respects as of the date of such certificate and (b) the performance by the Company of all its obligations to be performed hereunder at or prior to such date, and (c) the absence of any Material Adverse Effect, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 3 Part A hereto;

(ii)	a German law legal opinion of Michael Eickstedt, general counsel of the Company, dated the date of the Subscription Date, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 3 Part B hereto;

(iii)	a German law legal opinion, dated the date of the Subscription Date, of Freshfields Bruckhaus Deringer LLP, counsel to the Company, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 3 Part C hereto;

(iv)	a German law legal opinion, dated the date of the Subscription Date, of Linklaters LLP, counsel to the Underwriters, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 3 Part D hereto; and

(v)	copies of the resolutions of the management board (Vorstand) and the supervisory board (Aufsichtsrat) of the Company authorising the Capital Increase.

(vi)	a US law bring-down disclosure letter relating to the Time of Sale Information, dated the date of the Subscription Date, of Freshfields Bruckhaus Deringer LLP, counsel to the Company, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 3 Part E hereto;

(vii)	a US law bring-down disclosure letter relating to the US Time of Sale Information, dated the date of the Subscription Date, of Linklaters LLP, counsel to the Underwriters, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 3 Part F hereto;

(viii)	a bring-down comfort letter in compliance with IDW standard PS 910 relating to the German Offering and a bring-down comfort letter in compliance with AICPA standard SAS 72 relating to the US Offering and the Private Equity Offering, respectively, each dated the date of the Subscription Date, from KPMG, auditor of the Company, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 3 Part G and H hereto.
10.3.2	The parties hereto have mutually agreed on the final number of the New Shares.

10.3.3	All representations and warranties made by the Company in this Agreement are true and correct in all respects and not misleading in any respect and as of the date of this Agreement and at all times thereafter until the Closing Date, as if they had been repeated by reference to the facts and circumstances then existing.

10.3.4	It has not come to the notice of the Joint Bookrunners that any statement contained in any Relevant Document (or any amendment or supplement thereto) is or has become untrue, inaccurate or misleading in any respect, or any matter has arisen, which would, if such document had been issued at that time, constitute an omission from such Relevant Document (or any amendment or supplement to any of them), and which the Joint Bookrunner consider in their sole judgement (acting in good faith and after consultation with the Company to the extent reasonably practical) to be (individually or in the aggregate) (i) material in the context of the Company, the Group, the Rights Offering, the underwriting of the New Shares, listing, post admission dealings or any of the transactions contemplated by this Agreement; or (ii) such as to make it impracticable, inappropriate or inadvisable to proceed with the Rights Offering, the underwriting of the New Shares or the Offering.

10.3.5	The Investment Agreement has been entered into between the Company and the Private Equity Investor and has not been amended, rescinded or terminated by any other means, however, the Joint Bookrunners agree they may waive this provision if they determine, in their sole discretion (acting in good faith), that any amendment, termination or change in circumstance related to the Investment Agreement will not be so material to the Rights Offering or the underwriting to make it impractical, inappropriate or inadvisable to proceed with the Offering of the delivery of the New Shares.

10.3.6	The Company has complied with all of its obligations and undertakings under this Agreement and under the terms or conditions of the Rights Offering which fall to be performed or satisfied prior to listing of the New Shares on the Frankfurt Stock Exchange.
10.4	Conditions to Closing

The obligations of the Underwriters to pay the Excess Proceeds Amount for the New Shares on the Closing Date shall be subject to the conditions that prior to 9:00 a.m. CEST on the Closing Date:
10.4.1	Linklaters LLP, as counsel to the Underwriters, shall have received the following documents no later than 4:00 p.m. CEST the day prior to the Closing Date and shall hold in escrow such documents upon receipt, and such documents shall have been released from escrow prior to 8:00 a.m. CEST on the Closing Date:
(i)	a certificate signed by Peter Bauer, Chief Executive Officer of the Company and Dr. Marco Schröter, Chief Financial Officer of the Company, dated the date of the Closing Date, as to (a) the accuracy of the representations and warranties of the Company in all respects as of the date of such certificate and (b) the performance by the Company of all its obligations to be performed hereunder at or prior to such date, and (c) the absence of any Material Adverse Effect, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 4 Part A hereto;

(ii)	a German law legal opinion of Michael Eickstedt, general counsel of the Company, dated the date of the Closing Date, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 4 Part B hereto;

(iii)	a German law legal opinion and a German law bring-down disclosure letter relating to the German Prospectus (as then supplemented), each dated the date of the Closing Date, of Freshfields Bruckhaus Deringer LLP, counsel to the Company, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 4 Part C and D hereto;

(iv)	US legal opinions from Wilmer Cutler Pickering Hale & Dore LLP and Freshfields Bruckhaus Deringer LLP, each dated the date of the Closing Date, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 4 Part E and F hereto;

(v)	a German law legal opinion and a German law bring-down disclosure letter relating to the German Prospectus (as then supplemented), each dated the date of the Closing Date, of Linklaters LLP, counsel to the Underwriters, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 4 Part G and H hereto;

(vi)	a US legal opinion, dated the date of the Closing Date, of Linklaters LLP, counsel to the Underwriters, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 4 Part I hereto;

(vii)	a bring-down comfort letter in compliance with IDW standard PS 910 relating to the German Offering and a bring-down comfort letter in compliance with AICPA standard SAS 72 relating to the US Offering and the Private Equity Offering, respectively, each dated the date of the Closing Date, from KPMG, auditor of the Company, in form and substance satisfactory to the Joint Bookrunners and as attached in Exhibit 4 Part J and K hereto.
10.4.2	The Capital Increase has been duly registered with the Commercial Register, the New Shares have been validly issued and the Company has furnished the Underwriters with the documents pursuant to Sub-section 1.1 above.

10.4.3	The Company shall have delivered to the Underwriters (i) in accordance with Sub-section 1.1.2 above, duly executed Global Share Certificate(s) evidencing the New Shares, and (ii) evidence to the satisfaction of the Joint Bookrunners of the valid execution of the Capital Increase represented by the New Shares and of the registration of the execution of the Capital Increase in the Commercial Register in accordance with Section 1 above.

10.4.4	The New Shares shall have been duly admitted to trading on the Regulated Market (regulierter Markt) as well as to the sub-sector of the Regulated Market with further post-admission disclosure obligations (Prime Standard) on the Frankfurt Stock Exchange and the New Shares shall have been introduced to trading on the Frankfurt Stock Exchange.

10.4.5	The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the Underwriters and the Commission and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.

10.4.6	If the Registration Statement and/or the offering of the Securities has been filed with FINRA for review, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

10.4.7	It has not come to the notice of the Joint Bookrunners that any statement contained in any Relevant Document (or any amendment or supplement thereto) is or has become untrue, inaccurate or misleading in any respect, or any matter has arisen, which would, if such document had been issued at that time, constitute an omission from such Relevant Document (or any amendment or supplement to any of them), and which the Joint Bookrunners consider in their sole judgement (acting in good faith and after consultation with the Company to the extent reasonably practical)) to be (individually or in the aggregate) (i) material in the context of the Company, the Group, the Rights Offering, the underwriting of the New Shares, listing, post admission dealings or any of the transactions contemplated by this Agreement; or (ii) such as to make it impracticable, inappropriate or inadvisable to proceed with the Rights Offering, the underwriting of the New Shares or the Offering.

10.4.8	All representations and warranties made by the Company in this Agreement are true and correct in all respects and not misleading in any respect and as of the date of this Agreement and at all times before the Closing Date, as if they had been repeated by reference to the facts and circumstances then existing.

10.4.9	The Investment Agreement has been entered into between the Company and the Private Equity Investor; and has not been amended, rescinded or terminated by any other means, however, the Joint Bookrunners agree they may waive this provision if they determine, in their sole discretion (acting in good faith), that any amendment, termination or change in circumstance related to the Investment Agreement will not be so material to the Rights Offering or the underwriting to make it impractical, inappropriate or inadvisable to proceed with the Offering of the delivery of the New Shares.

10.4.10	The Company has complied with all of its obligations and undertakings under this Agreement and under the terms or conditions of the Rights Offering which fall to be performed or satisfied prior to listing of the New Shares on the Frankfurt Stock Exchange.
10.5	The Joint Bookrunners may waive any of the foregoing conditions in whole or in part in their discretion. If any of the foregoing conditions has not occurred by or on the date and time such condition or conditions has or should have occurred or such later date, as the Joint Bookrunners and the Company may agree, but as regards the conditions contained in Sub-sections 10.1 to 10.4 not later than August 7, 2009, 12 midnight CEST, and the Joint Bookrunners have not waived such condition pursuant to the preceding sentence, the Joint Bookrunners on behalf of the Underwriters may terminate this Agreement and the provisions set out in Sub-section 10.5 or 10.6, as the case may be, shall apply.

10.6	Should the Joint Bookrunners determine that any of the conditions referred to under Sub-sections 10.1 to 10.4 above is not or cannot be satisfied at any time between the delivery to the Company of the Subscription Certificate for the New Shares and registration of the Capital Increase in the Commercial Register, or should a Material Adverse Effect have occurred during such time, the Joint Bookrunners may, by notice in writing to the Company, require the Company to use its best efforts to procure that the application for the registration is withdrawn. If such application for registration is successfully withdrawn, the Company shall return the Subscription Certificate for the New Shares and release any amounts credited to the Capital Increase Account to the Company, and each of the parties hereto shall be released and discharged from their respective obligations hereunder. This does not apply to the reimbursement obligations of the Company with respect to the costs, charges and expenses incurred pursuant to the terms of Section 9 and to the provisions as set out in Sections 6, 7, 8, 15, 16, 17 and 18 of this Agreement.

10.7	If this Agreement is terminated pursuant to Section 10.6 above, such termination shall be without liability of any party to any other party except for the reimbursement obligations of the Company with respect to the costs, charges and expenses incurred pursuant to the terms of Section 9 and the obligations set out in Sections 15, 16 and 17 of this Agreement.

11	Communications

11.1	Any notice or communication relating to this Agreement shall be given by letter delivered in person or telefax to the following addresses:
11.1.1	Company

Infineon Technologies Aktiengesellschaft Legal Department Attn.: Mr. M. von Eickstedt / Mr. C. Simon Am Campeon 1-12

85579 Neubiberg/Munich Germany Fax: +49 89 234 955 2886

with a copy to:

Finance & Treasury Attn.: Mr. F.-X. Gérard / A. Foltin Am Campeon 1-12 85579 Neubiberg/Munich Germany Fax: +49 89 234 26378

11.1.2	the Underwriters

Credit Suisse Securities (Europe) Limited One Cabot Square London E14 4QJ United Kingdom Fax: +49 69 7538 9325 Attention: Philip Grosse

and

Deutsche Bank AG Große Gallusstr. 10-14 60311 Frankfurt am Main Germany Fax: +49 69 910 38587 Attention: Matthias Hoehne

and

Merrill Lynch International Merrill Lynch Financial Centre 2 King Edward Street London EC1A 1HQ United Kingdom Fax: +44 207 995 4943 Attention: Stefan Albrecht

and

Citigroup Global Markets Limited Citigroup Centre Canada Square Canary Wharf London E14 5LB United Kingdom Fax: +44 207 986 1103 Attention: ECM Syndicate
11.2	Any notice or communication pursuant to Section 12.1 shall take effect, in the case of delivery, at the time of delivery and in, the case of telefax or electronic mail, at the time of dispatch.

12	Scope of Liabilities and Obligations

12.1	The Underwriters shall have several, and not joint or joint and several liability (keine Gesamtschuldnerschaft) with respect to any obligations under this Agreement and they shall have no joint and fractional co-ownership (kein Gesamthands- und Miteigentum nach Bruchteilen) with respect to the New Shares. The Company agrees that each Underwriter shall provide its services independently from the other Underwriter and that neither Underwriter will rely upon any services or work performed by the other Underwriter or be responsible for the acts or omissions of the other Underwriter.

12.2	No Underwriter shall have any liability in respect of actions or omissions of the other Underwriters. Furthermore, no Underwriter shall have any liability to and no claim shall be made against any Underwriter by the Company, save for any liability arising from the gross negligence or wilful default of the relevant Underwriter which is finally judicially determined by a court of competent jurisdiction.

12.3	The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the Subscription Price of the Securities and any related discount and the timing of the Rights Offering is an arm’s length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party (other than required for the execution of subscription rights in the context of the indirect subscription right (mittelbares Bezugsrecht)); (iii) no Underwriter has assumed or will assume a fiduciary responsibility in favour of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary relationship ; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company further acknowledges and agrees that any review by the Underwriters of the Company, the Offering and other matters relating thereto will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or any other person. The foregoing is without prejudice to any obligation of the Underwriters to make recommendations to the Company concerning the pricing and allocation of the Offering in accordance with applicable rules of the UK Financial Services Authority. The Underwriters have adopted policies and procedures designed to avoid conflicts of interest arising and to treat clients fairly if a conflict occurs and have established and maintain internal arrangements restricting the movement of information within the group, so that information obtained and held in the course of carrying on one part of the business is withheld from, or is not used for, itself or for a client for whom it acts, in the course of carrying on another part of its business. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty with respect to Section 12.3 (i).

12.4	The Company understands (i) that Bank of America Corporation (“BAC”) is the parent company of Merrill Lynch & Co., Inc, of which Merrill Lynch International is a wholly-owned subsidiary and that BAC and its subsidiaries and affiliates are a financial services group, and (ii) that Merrill Lynch International is part of its own financial services group (for the purposes of this Section 12.4, each referred to as a group). The Company also understands that Credit Suisse is part of the CS Group, a worldwide group of companies that is involved in a wide range of banking, investment banking, private banking, private equity, asset management and other investment and financial businesses and services, both for their own account and for the accounts of clients and customers. Deutsche Bank and its affiliates are engaged in securities trading and brokerage activities as well as investment banking and financial advisory services. The Joint Bookrunners and the other Underwriters may have a client relationship to investors to whom securities are offered in connection with the Offering. The Joint Bookrunners are full service securities firms and commercial banks engaged in activities and businesses, including among others, securities, commodities and derivatives trading, foreign exchange and other brokerage activities, research publication, and principal investing, as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of corporations, governments and individuals from which conflicting interests or duties, or a perception thereof, may arise. Accordingly, in no circumstance shall any Joint Bookrunner or any other Underwriter or any member of their respective groups have any liability by reason of members of the group conducting such other businesses or activities, acting in their own interests or in the interests of other clients in respect of matters affecting the Company, its affiliates or any other company, including where in so acting members of the group act in a manner which is adverse to the interests of the Company or its affiliates. In addition, as a result of duties of confidentiality, any Joint Bookrunners and any other Underwriter and the other members of their respective groups may be prohibited from disclosing information to the Company or such disclosure may be inappropriate and the Company agrees that no member of the respective groups will be under a duty to use or to disclose any non-public information acquired from, or during the course of carrying on business for, any other person. The Company expressly acknowledges and agrees that, in the ordinary course of business, each of the Underwriters and other parts of their respective groups at any time (i) may invest on a principal basis or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions, for their own accounts or the accounts of customers, in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or any other company that may be involved in any proposed transaction, and (ii) may provide or arrange financing and other financial services to other companies that may be involved in any proposed transaction or a competing transaction, in each case whose interests may conflict with those of the Company.

12.5	The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters set forth in or made by or on behalf of the Company or the Underwriters pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

13	Termination

13.1	If at any time on or before the listing of the New Shares on the Frankfurt Stock Exchange:
13.1.1	any matter or circumstance arises as a result of which it is reasonable for any Joint Bookrunner (acting in good faith) to expect that any of the conditions precedent set forth in Section 10 (i) will not be satisfied (or not be waived by the Joint Bookrunners, in accordance with Section 10.5) at the required time(s) (if any); and (ii) will not continue to be satisfied at the time of the listing; or (iii) has become incapable of satisfaction; or

13.1.2	there has been a breach by the Company of any of the representations and warranties or undertakings respectively contained in or given pursuant to Sections 5 and 6 or any other provision of this Agreement; or

13.1.3	it shall come to the notice of any Joint Bookrunner that any statement contained in any Relevant Document (or any amendment or supplement thereto) is or has become untrue, inaccurate or misleading in any respect, or any matter has arisen, which would, if such document had been issued at that time, constitute an omission from such Relevant Document (or any amendment or supplement to any of them), and which any Joint Bookrunner considers in its sole judgement (acting in good faith) to be (individually or in the aggregate) (i) material in the context of the Company, the Group, the Rights Offering, the subscription of the New Shares, listing, post admission dealings or any of the transactions contemplated by this Agreement; or (ii) such as to make it impracticable, inappropriate or inadvisable to proceed with the Rights Offering, the underwriting of the New Shares or listing; or

13.1.4	the Company’s application to BaFin for approval of the Prospectus for the Rights Offering for admission of the New Shares to the Regulated Market and/or the Company’s application to the Frankfurt Stock Exchange for admission to trading of the New Shares on the Frankfurt Stock Exchange’s regulated market for listed securities is withdrawn by the Company and/or refused by BaFin (as appropriate); or

13.1.5	The Investment Agreement has not been entered into between the Company and the Private Equity Investor and or has been amended, rescinded or terminated, however, the Joint Bookrunners agree they may waive this provision if they determine, in their sole discretion (acting in good faith), that any amendment, termination or change in circumstance related to the Investment Agreement will not be so material to the Rights Offering or the underwriting to make it impractical, inappropriate or inadvisable to proceed with the Offering of the delivery of the New Shares.
13.2	The termination of this Agreement (save to the extent specified in this Section 13.2) pursuant to Sections 10 and 13.1 shall be without prejudice to:
13.2.1	any claim in respect of a breach of this Agreement prior to the termination;

13.2.2	any obligation of the Company in respect of New Shares which have already been issued, acquired and paid for, at the time of such termination; and

13.2.3	the provisions of Sections 6, 7, 8, 9, 15, 16, 17 and 18 (inclusive), which will continue to apply.
13.3	If at any time after the registration of the Capital Increase in the Commercial Register and before the Closing Date, this agreement is terminated each of the parties hereto shall be released and discharged from their respective obligations hereunder. This does not apply to the reimbursement obligations of the Company with respect to the costs, charges and expenses incurred pursuant to the terms of Section 9 and Sections 6, 7, 8, 15, 16, 1 and 18 of this Agreement.

14	Statements or Communications, § 181 BGB

Each statement or communication of the Underwriters in connection with this Agreement, including the transactions contemplated therein, shall only be valid if made by the Joint Bookrunners on behalf of the Underwriters. To the extent necessary under this Agreement, the Joint Bookrunners are authorised to make or receive any statement or declaration in the name and on behalf of the Underwriters. Each Joint Bookrunner is relieved from the restrictions set forth in § 181 BGB (German Civil Code).

15	Amendments to Agreement

Amendments to this Agreement shall only be made in writing. This shall also apply to amendments of this provision.

16	Severability

Should any provision of this Agreement be or become invalid either in whole or in part, the other provisions of this Agreement shall remain in force. It is understood by the parties hereto that any invalid provision shall be replaced by a valid provision which accomplishes as far as legally possible the economic effects of the invalid provision.

17	Governing Law, Place of Performance and Jurisdiction

17.1	This Agreement and any rights and obligations that may arise out of it shall be governed by and construed in accordance with the laws of Germany. Place of performance for the obligations hereto shall be Frankfurt am Main.

17.2	The parties to this Agreement agree that the district court (Landgericht) of Frankfurt am Main, Germany, shall have non-exclusive jurisdiction for any action or other legal proceeding arising out of, or in connection with, this Agreement.

17.3	In the event that any Joint Bookrunner or any of such Joint Bookrunner’s Indemnified Party becomes subject to proceedings brought by a third party (the “Foreign Proceedings”) in the courts of any country other than Germany (including, without prejudice to the generality of the foregoing, in any court of competent jurisdiction in the United States) (the “Foreign Jurisdiction”), such Joint Bookrunner shall be entitled, without objection by the Company, either:
17.3.1	to join the Company or any other person to the Foreign Proceedings; and/or

17.3.2	to bring separate proceedings for any breach of this Agreement and/or for an indemnity against the Company or any other person in the Foreign Jurisdiction,

provided that such separate proceedings arise out of or are in connection with the subject matter of the Foreign Proceedings.
17.4	Each of the parties to this Agreement irrevocably waives any objection to the jurisdiction of any courts referred to in this Section 17.

17.5	Each party to this Agreement irrevocably agrees that a judgment and/or order of any court referred to in this Section 17 based on any matter arising out of or in connection with this Agreement (including but not limited to the enforcement of any indemnity) shall be conclusive and binding on it and may be enforced against it in any other jurisdiction, whether or not (subject to due process having been served on it) it participates in the relevant proceedings.

17.6	The Company agrees to appoint an agent for service of process in any Foreign Jurisdiction other than Germany in which any other party is subject to legal suit, action or proceedings based on or arising under this Agreement within 14 days of receiving written notice of such legal suit, action or proceedings and the request to appoint such agent for service. In the event that the Company does not appoint such an agent within 14 days of the notice requesting it to do so, such other party may appoint a commercial agent for service for the Company on the Company’s behalf and at the Company’s expense and the Company agrees that subject to being notified of such appointment in writing, service upon such commercial agent will constitute service upon the Company.

18	Miscellaneous

18.1	This Agreement is written in the English language. All Schedules hereto form an integral part of this Agreement. Any reference to this Agreement shall include all Schedules thereto.

18.2	For the purposes of this Agreement, “Business Day” shall be a day on which banks are open for business and exchanges are open for trading in Frankfurt am Main and London and New York.

18.3	This Agreement may be executed in any number of counterparts. Exchange of counterparts duly executed by the respective party shall suffice. Each executed copy shall be an original of one and the same agreement.

Infineon Technologies AG	Credit Suisse Securities (Europe) Limited

By:	By:

By:	By:

Date:	Date:

Deutsche Bank AG	Merrill Lynch International

By:	By:

By:

Date:	Date:

Citigroup Global Markets Limited

By:

By:

Date:

Schedule 1
Up to number of New Shares to be subscribed by the Underwriters:

	Up to New Shares[1]	In %
Credit Suisse Securities (Europe) Limited	105,519,257	31.66
Deutsche Bank AG	105,519,256	31.66
Merrill Lynch International	105,519,256	31.66
Citigroup Global Markets Limited	16,660,935	5.00

Total	333,218,704	100

1	The final number of New Shares will be determined by the parties to the Underwriting Agreement and specified in the Subscription Certificate (as defined in Recital (B)).

Schedule 2
Name and Address, respectively, of the Joint Lead Managers; on Cover Page; Summary/para 2; German Translation of the Summary of the Prospectus/Zusammenfassung des Prospekts/para 2; General Information/Responsibility of the Contents of this Prospectus/para 1; The Offering/General/para 4; The Offering/Timetable/para 2; The Offering/The Rights Offering/para 3; The Offering/The Rights Offering/Announcement; The Offering/Interests of the Participating Parties in the Offering of the New Shares/para 5; Information on the Offered New Shares and on the Conversion Shares/Information on the Offered New Shares/Announcements, Paying and Registration Agent/para 2; Information on the Offered New Shares and on the Conversion Shares/Information on Conversion Shares/Announcements/para 2, of the German Prospectus, as well as in corresponding sections in the Form F-3.

Exhibit 1
Part A
Officers’ Certificate of the Company
[Letterhead of Company]
To:
Credit Suisse Securities (Europe) Limited
One Cabot Square
London E14 4QJ
United Kingdom
Deutsche Bank AG
Große Gallusstr. 10-14
60311 Frankfurt am Main
Germany
Merrill Lynch International
Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ
United Kingdom
On behalf of the Underwriters listed in
the Underwriting Agreement
[•] 2009
Dear Sirs
Infineon Technologies AG
Rights Offering of up to 337,000,000 Ordinary Registered Shares
The signatories identified below, the Chief Executive Officer and Chief Financial Officer of Infineon Technologies AG (the “Company”), refer to the Underwriting Agreement dated 16 July 2009 (the “Underwriting Agreement”) among the Company and the Underwriters named therein. Words and expressions defined in the Underwriting Agreement have the same meanings herein.
We certify after due and careful investigation as follows:
1	The representations and warranties of the Company contained in the Underwriting Agreement are true and accurate in all respects and not misleading in any respect as of this date by reference to the facts and circumstances existing at this date as though they had been given and made at this date, and the Company has complied with all of the obligations under the Underwriting Agreement and satisfied all of the conditions on its part to be performed or satisfied on or before the date hereof.

2	We have complied with all our obligations under the Underwriting Agreement which fall to be performed to date.

3	Each of the conditions is satisfied as at the date of delivery if this letter.

4	We are not aware of any reason why the conditions will not continue to be satisfied until the Closing Date.

5	No Material Adverse Effect (as defined in Section 5.11.3 of the Underwriting Agreement) has occurred on or prior to the date hereof.

6	Each person who, as an officer of the Company, signed (a) the Underwriting Agreement or (b) any other document delivered in connection with the Offering and the closing related thereto was duly elected or appointed, qualified and acting as such officer at the respective times of the signing and delivery thereof and was duly authorised to sign such document on behalf of the Company, and the signature of each such person appearing on each such document is the genuine signature of such officer.
In witness whereof, the undersigned have executed this Officers’ Certificate as of [•] 2009.

Infineon Technologies AG

By:	By:

Chief Executive Officer	Chief Financial Officer

Exhibit 1
Part B
German Legal Opinion [Michael Eickstedt]

Exhibit 1
Part C1, C2& D
German Legal Opinion and German Disclosure Letter and Luxembourg Legal
Opinion [Freshfields Bruckhaus, Deringer LLP, Arendt & Medernach]

Exhibit 1
Part E
US Disclosure Letter [Freshfields Bruckhaus Deringer LLP]

Exhibit 1
Part F & G
German Legal Opinion and German Disclosure Letter [Linklaters LLP]

Exhibit 1
Part H
US Disclosure Letter [Linklaters LLP]

Exhibit 1
Part I & J
IDW Comfort Letter and SAS 72 Comfort Letter [KPMG AG
Wirtschaftsprüfungsgesellschaft]

Exhibit 2
Part A
German Legal Opinion [Michael Eickstedt]

Exhibit 2
Part B & C
German Legal Opinion and German Disclosure Letter [Freshfields Bruckhaus
Deringer LLP]

Exhibit 2
Part D
US Disclosure Letters [Freshfields Bruckhaus Deringer LLP]

Exhibit 2
Part E & F
German Legal Opinion and German Disclosure Letter [Linklaters LLP]

Exhibit 2
Part G
US Disclosure Letters [Linklaters LLP]

Exhibit 2
Part H & I
IDW Comfort Letter and SAS 72 Comfort Letter [KPMG AG
Wirtschaftsprüfungsgesellschaft]

Exhibit 3
Part A
Officers’ Certificate of the Company
[Letterhead of Company]
To:
Credit Suisse Securities (Europe) Limited
One Cabot Square
London E14 4QJ
United Kingdom
Deutsche Bank AG
Große Gallusstr. 10-14
60311 Frankfurt am Main
Germany
Merrill Lynch International
Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ
United Kingdom
On behalf of the Underwriters listed in
the Underwriting Agreement
[•] 2009
Dear Sirs
Infineon Technologies AG
Rights Offering of up to 337,000,000 Ordinary Registered Shares
The signatories identified below, the Chief Executive Officer and Chief Financial Officer of Infineon Technologies AG (the “Company”), refer to the Underwriting Agreement dated 16 July 2009 (the “Underwriting Agreement”) among the Company and the Underwriters named therein. Words and expressions defined in the Underwriting Agreement have the same meanings herein.
We certify after due and careful investigation as follows:
1	The representations and warranties of the Company contained in the Underwriting Agreement are true and accurate in all respects and not misleading in any respect as of this date by reference to the facts and circumstances existing at this date as though they had been given and made at this date, and the Company has complied with all of the obligations under the Underwriting Agreement and satisfied all of the conditions on its part to be performed or satisfied on or before the date hereof.

2	We have complied with all our obligations under the Underwriting Agreement which fall to be performed to date.

3	Each of the conditions is satisfied as at the date of delivery if this letter.

4	We are not aware of any reason why the conditions will not continue to be satisfied until the Closing Date.

5	Each person who, as an officer of the Company, signed (a) the Underwriting Agreement or (b) any other document delivered in connection with the Offering and the closing related thereto was duly elected or appointed, qualified and acting as such officer at the respective times of the signing and delivery thereof and was duly authorised to sign such document on behalf of the Company, and the signature of each such person appearing on each such document is the genuine signature of such officer.
In witness whereof, the undersigned have executed this Officers’ Certificate as of [•] 2009.

Infineon Technologies AG

By:	By:

Chief Executive Officer	Chief Financial Officer

Exhibit 3
Part B
German Legal Opinion [Michael Eickstedt]

Exhibit 3
Part C
German Legal Opinion [Freshfields Bruckhaus Deringer LLP]

Exhibit 3
Part D
German Legal Opinion [Linklaters LLP]

Exhibit 3
Part E
US law bring-down disclosure letter of Freshfields Bruckhaus Deringer LLP

Exhibit 3
Part F
US law bring-down disclosure letter of Linklaters LLP

Exhibit 3
Part G and H
IDW Comfort Letter and SAS 72 Comfort Letter of KPMG AG
Wirtschaftsprüfungsgesellschaft

Exhibit 4
Part A
Officers’ Certificate of the Company
[Letterhead of Company]
To:
Credit Suisse Securities (Europe) Limited
One Cabot Square
London E14 4QJ
United Kingdom
Deutsche Bank AG
Große Gallusstr. 10-14
60311 Frankfurt am Main
Germany
Merrill Lynch International
Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ
United Kingdom
On behalf of the Underwriters listed in
the Underwriting Agreement
[•] 2009
Dear Sirs
Infineon Technologies AG
Rights Offering of up to 337,000,000 Ordinary Registered Shares
The signatories identified below, the Chief Executive Officer and Chief Financial Officer of Infineon Technologies AG (the “Company”), refer to the Underwriting Agreement dated 16 July 2009 (the “Underwriting Agreement”) among the Company and the Underwriters named therein. Words and expressions defined in the Underwriting Agreement have the same meanings herein.
We certify after due and careful investigation as follows:
1	The representations and warranties of the Company contained in the Underwriting Agreement are true and accurate in all respects and not misleading in any respect as of this date by reference to the facts and circumstances existing at this date as though they had been given and made at this date, and the Company has complied with all of the obligations under the Underwriting Agreement and satisfied all of the conditions on its part to be performed or satisfied on or before the date hereof.

2	We have complied with all our obligations under the Underwriting Agreement which fall to be performed to date.

3	Each of the conditions is satisfied as at the date of delivery if this letter.

4	We are not aware of any reason why the conditions will not continue to be satisfied until the Closing Date.

5	Each person who, as an officer of the Company, signed (a) the Underwriting Agreement or (b) any other document delivered in connection with the Offering and the closing related thereto was duly elected or appointed, qualified and acting as such officer at the respective times of the signing and delivery thereof and was duly authorised to sign such document on behalf of the Company, and the signature of each such person appearing on each such document is the genuine signature of such officer.
In witness whereof, the undersigned have executed this Officers’ Certificate as of [•] [•] 200[•].

Infineon Technologies AG

By:	By:

Chief Executive Officer	Chief Financial Officer

Exhibit 4
Part B
German Legal Opinion [Michael Eickstedt]

Exhibit 4
Part C & D
German Legal Opinion and German Bring-Down Disclosure Letter
[Freshfields Bruckhaus Deringer LLP]

Exhibit 4
Part E & F
US Legal Opinions
[Wilmer Cutler Pickering Hale & Dore LLP and Freshfields Bruckhaus Deringer
LLP]

Exhibit 4
Part G & H
German Legal Opinion and German Law Bring-Down Disclosure Letter
[Linklaters LLP]

Exhibit 4
Part I
US Legal Opinion
[Linklaters LLP]

Exhibit 4
Part J & K
IDW Comfort Letter and SAS 72 Comfort Letter [KPMG AG
Wirtschaftsprüfungsgesellschaft]

86